Exhibit 10.2

PLEDGE AND SECURITY AGREEMENT

PLEDGE AND SECURITY AGREEMENT, dated as of October 13, 2021 (this “Agreement”), made by MusclePharm Corporation, a Nevada corporation (the “Company”), each Subsidiary of the Company listed on the signature pages hereto (together with the Company, and each additional Person that becomes party to this Agreement by executing a Security Agreement Supplement in the form attached hereto as Exhibit C, each a “Grantor” and, collectively, the “Grantors”), in favor of Empery Tax Efficient, LP, in its capacity as collateral agent (in such capacity, the “Collateral Agent”) for the Buyers (as defined below) party to the Securities Purchase Agreement, dated as of October 13, 2021 (as amended, restated or otherwise modified from time to time, the “Securities Purchase Agreement”).

W I T N E S S E T H:

WHEREAS, the Company and each party listed as a “Buyer” on the signature pages thereto (each a “Buyer”, and collectively, the “Buyers”) are parties to the Securities Purchase Agreement, pursuant to which the Company shall be required to sell, and the Buyers shall purchase or have the right to purchase, the Notes (as defined in the Securities Purchase Agreement) (as such Notes may be amended, restated, replaced or otherwise modified from time to time in accordance with the terms thereof, collectively, the “Notes”);

WHEREAS, it is a condition precedent to the Buyers consummating the transactions contemplated by the Securities Purchase Agreement that each Grantor executes and delivers to the Collateral Agent this Agreement providing for the grant and pledge to the Collateral Agent for the benefit of the Buyers of (a) a security interest in and Lien on the outstanding shares of Equity Interests and indebtedness from time to time owned by such Grantor of each Person now or hereafter existing and in which such Grantor has any interest at any time, and (b) a security interest in all other personal property and fixtures of such Grantors, in each case, to secure all of the Company’s obligations under the Securities Purchase Agreement and the Notes issued pursuant thereto and the other Transaction Documents (as defined in the Securities Purchase Agreement);

WHEREAS, the Grantors (i) are mutually dependent on each other in the conduct of their respective businesses as an integrated operation, with the credit needed from time to time by each Grantor often being provided through financing obtained by the other Grantors and the ability to obtain such financing being dependent on the successful operations of the Grantors as a whole and (ii) will receive a mutual benefit from the proceeds received by the Company in respect of the issuance of the Notes; and

WHEREAS, each Grantor has determined that the execution, delivery and performance of this Agreement directly benefits, and are in the best interest of the Company and such Grantor.

NOW, THEREFORE, in consideration of the premises and the agreements herein and in order to induce the Buyers to perform under the Securities Purchase Agreement and to extend the financial accommodations contemplated by the Notes, each Grantor hereby jointly and severally agrees with the Collateral Agent, for the benefit of the Buyers, as follows:

SECTION 1. Definitions.

(a) Reference is hereby made to the Securities Purchase Agreement and the Notes for a statement of the terms thereof. All capitalized terms used in this Agreement and the recitals hereto which are defined in the Securities Purchase Agreement, the Notes or in Article 8 or 9 of the Uniform Commercial Code as in effect from time to time in the State of New York (the “Code”), and which are not otherwise defined herein shall have the same meanings herein as set forth therein; provided that terms used herein which are defined in the Code as in effect in the State of New York on the date hereof shall continue to have the same meaning notwithstanding any replacement or amendment of such statute except as the Collateral Agent may otherwise determine.

(b) The following terms shall have the respective meanings provided for in the Code: “Accounts”, “Account Debtor”, “Cash Proceeds”, “Certificate of Title”, “Chattel Paper”, “Commercial Tort Claim”, “Commodity Account”, “Commodity Contracts”, “Deposit Account”, “Documents”, “Electronic Chattel Paper”, “Equipment”, “Fixtures”, “General Intangibles”, “Goods”, “Instruments”, “Inventory”, “Investment Property”, “Letter-of-Credit Rights”, “Noncash Proceeds”, “Payment Intangibles”, “Proceeds”, “Promissory Notes”, “Record”, “Security Account”, “Software”, “Supporting Obligations” and “Tangible Chattel Paper.”.

(c) As used in this Agreement, the following terms shall have the respective meanings indicated below, such meanings to be applicable equally to both the singular and plural forms of such terms:

“Additional Collateral” has the meaning specified therefor in Section 4(a) hereof.

“Additional Grantor” has the meaning specified therefor in Section 13(h) hereof.

“Certificated Entities” has the meaning specified therefor in Section 5(o) hereof.

“Collateral” shall have the meaning set forth in Section 2 hereof.

“Collateral Agent” has the meaning specified therefor in the preamble hereof.

“Copyright Licenses” means all licenses, contracts or other agreements, whether written or oral, naming any Grantor as licensee or licensor and providing for the grant of any right to use or sell any works covered by any Copyright (including, without limitation, all Copyright Licenses set forth in Schedule II hereto).

“Copyrights” means all domestic and foreign copyrights, whether registered or unregistered, including, without limitation, all copyright rights throughout the universe (whether now or hereafter arising) in any and all media (whether now or hereafter developed), in and to all original works of authorship fixed in any tangible medium of expression (including computer software and internet website content), and all other general intangibles of like nature, now or hereafter owned, acquired, developed, licensed, used or held for use by any Grantor (including, without limitation, all copyrights described in Schedule II hereto), all applications, registrations and recordings thereof (including, without limitation, applications, registrations and recordings in the United States Copyright Office or in any similar office or agency of the United States or any other country or any political subdivision thereof), and all reissues, divisions, continuations, continuations in part and extensions or renewals thereof.

“Domestic Subsidiary” means any Subsidiary organized under the laws of the United States of America, any state thereof or the District of Columbia.

“Excluded Foreign Subsidiary” means MusclePharm Australia PTY LTD, MusclePharm Holdings Ireland Limited and MusclePharm Ireland Limited.

“Equity Interests” means (a) all shares of capital stock (whether denominated as common stock or preferred stock), equity interests, beneficial, partnership or membership interests, joint venture interests, participations or other ownership or profit interests in or equivalents (regardless of how designated) of or in a Person (other than an individual), whether voting or non- voting and (b) all securities convertible into or exchangeable for any of the foregoing and all warrants, options or other rights to purchase, subscribe for or otherwise acquire any of the foregoing, whether or not presently convertible, exchangeable or exercisable.

“Event of Default” means (i) any “Event of Default” (as defined in the Notes), (ii) any defined event of default under any one or more of the Transaction Documents, in each instance, after giving effect to any notice, grace, or cure periods provided for in the applicable Transaction Document, or (iii) the breach of any representation, warranty or covenant by any Grantor under this Agreement.

“Existing Issuer” has the meaning specified therefor in the definition of the term “Pledged Shares”.

“Foreign Subsidiary” means any Subsidiary other than a Domestic Subsidiary or an Excluded Foreign Subsidiary.

“Guarantee” means the Guarantee Agreement, dated as of the date hereof, by each Guarantor in favor of the Buyers and the Collateral Agent.

“Grantor” has the meaning specified therefor in the preamble hereof. “Guarantor” means each Subsidiary of the Company other than an Excluded

Foreign Subsidiary.

“Insolvency Proceeding” means any proceeding commenced by or against any Person under any provision of the Bankruptcy Code (Chapter 11 of Title 11 of the United States Code) or under any other bankruptcy or insolvency law, assignments for the benefit of creditors, formal or informal moratoria, compositions, or extensions generally with creditors, or proceedings seeking reorganization, arrangement, or other similar relief.

“Intellectual Property” means all Copyrights, Trademarks, Patents and Other Proprietary Rights.

“Intellectual Property Security Agreement” means an Intellectual Property Security Agreement in the form of Exhibit A attached hereto.

“Licenses” means the Copyright Licenses, the Trademark Licenses, the Patent Licenses and all licenses, contracts or other agreements, whether written or oral, naming any Grantor as licensee or licensor and providing for the grant of any rights with respect to any Other Proprietary Rights.

“Lien” means any mortgage, deed of trust, pledge, lien (statutory or otherwise), security interest, charge or other encumbrance or security or preferential arrangement of any nature, including, without limitation, any conditional sale or title retention arrangement, any capitalized lease and any assignment, deposit arrangement or financing lease intended as, or having the effect of, security.

“Obligations” shall have the meaning set forth in Section 3 hereof.

“Other Proprietary Rights” means all inventions, trade secrets, ideas, concepts, methods, techniques, processes, proprietary information, technology, know-how, formulae, rights of publicity and privacy and other general intangibles of like nature, and all other intellectual or proprietary rights, in each case, in any jurisdiction through the world, of any Grantor, now or hereafter owned, acquired, licensed, used or held for use.

“Patent Licenses” means all licenses, contracts or other agreements, whether written or oral, naming any Grantor as licensee or licensor and providing for the grant of any right to manufacture, make, use, offer for sale, sell or import any invention covered by any Patent (including, without limitation, all Patent Licenses set forth in Schedule II hereto).

“Patents” means all domestic and foreign letters patent, design patents, utility patents, industrial designs, inventions, trade secrets, ideas, concepts, methods, techniques, processes, proprietary information, technology, know-how, formulae, rights of publicity and other general intangibles of like nature, of any Grantor, now existing or hereafter owned, acquired, licensed, used or held for use (including, without limitation, all domestic and foreign letters patent, design patents, utility patents and industrial designs described in Schedule II hereto), all applications, registrations and recordings thereof (including, without limitation, applications, registrations and recordings in the United States Patent and Trademark Office, or in any similar office or agency of the United States or any other country or any political subdivision thereof), and all reissues, divisionals, continuations, continuations in part, reexaminations, or extensions or renewals thereof.

“Perfection Certificate” means a certificate in form and substance satisfactory to the Collateral Agent providing information with respect to the property of each Grantor.

“Permitted Lien” shall have the meaning set forth in the Notes.

“Pledged Debt” means the indebtedness described in Schedule VII hereto and all indebtedness from time to time owned or acquired by a Grantor, the Promissory Notes and other Instruments evidencing any or all of such indebtedness, and all interest, cash, Instruments, Investment Property, financial assets, securities, Equity Interests, stock options and Commodity Contracts, notes, debentures, bonds, Promissory Notes or other evidences of indebtedness and all other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such indebtedness.

“Pledged Interests” means, collectively, (a) the Pledged Debt, (b) the Pledged Shares and (c) all security entitlements in any and all of the foregoing.

“Pledged Issuer” has the meaning specified therefor in the definition of the term “Pledged Shares”.

“Pledged Partnership/LLC Agreement” has the meaning specified therefor in Section 6(o)(ii) hereof.

“Pledged Shares” means (a) the shares of Equity Interests described in Schedule VIII hereto, whether or not evidenced or represented by any stock certificate, certificated security or other Instrument, issued by the Persons described in such Schedule VIII (the “Existing Issuers”), (b) the shares of Equity Interests (other than in an Excluded Foreign Subsidiary) at any time and from time to time acquired by a Grantor of any and all Persons now or hereafter existing (such Persons, together with the Existing Issuers, being hereinafter referred to collectively as the “Pledged Issuers” and each individually as a “Pledged Issuer”), whether or not evidenced or represented by any stock certificate, certificated security or other Instrument, (c) the certificates representing such shares of Equity Interests, all options and other rights, contractual or otherwise, in respect thereof and all dividends, distributions, cash, Instruments, Investment Property, financial assets, securities, Equity Interests, stock options and Commodity Contracts, notes, debentures, bonds, Promissory Notes or other evidences of indebtedness and all other property (including, without limitation, any stock dividend and any distribution in connection with a stock split) from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such Equity Interests and (d) without affecting the obligations of any Grantor under any provision prohibiting such action under this Agreement, the Notes or any other Transaction Document, in the event of any consolidation or merger involving any Pledged Issuer and in which such Pledged Issuer is not the surviving entity, all Equity Interests of the successor entity formed by or resulting from such consolidation or merger.

“Security Agreement Supplement” has the meaning specified therefor in Section 13(h) hereof.

“Termination Date” means the first date on which all of the Obligations have been indefeasibly paid in full in cash (together with any matured indemnification obligations as of the date of such payment, but excluding any inchoate or unmatured contingent indemnification obligations) and the Notes have been terminated in accordance with their terms.

“Titled Collateral” means all Collateral for which the title to such Collateral is governed by a Certificate of Title or certificate of ownership, including, without limitation, all motor vehicles (including, without limitation, all trucks, trailers, tractors, service vehicles, automobiles and other mobile equipment) for which the title to such motor vehicles is governed by a Certificate of Title or certificate of ownership.

“Trademark Licenses” means all licenses, contracts or other agreements, whether written or oral, naming any Grantor as licensor or licensee and providing for the grant of any right with respect to any Trademark , together with any goodwill connected with and symbolized by any such trademark licenses, contracts or agreements and the right to prepare for sale or lease and sell or lease any and all Inventory now or hereafter owned by any Grantor and now or hereafter covered by such licenses (including, without limitation, all Trademark Licenses described in Schedule II hereto).

“Trademarks” means all domestic and foreign trademarks, service marks, collective marks, certification marks, trade names, business names, d/b/a’s, Internet domain names, trade styles, designs, logos and other source or business identifiers and all general intangibles of like nature, now or hereafter owned, adopted, acquired, licensed, used or held for use by any Grantor (including, without limitation, all domestic and foreign trademarks, service marks, collective marks, certification marks, trade names, business names, d/b/a’s, Internet domain names, trade styles, designs, logos and other source or business identifiers described in Schedule II hereto), all applications, registrations and recordings thereof (including, without limitation, applications, registrations and recordings in the United States Patent and Trademark Office or in any similar office or agency of the United States, any state thereof or any other country or any political subdivision thereof), and all reissues, extensions or renewals thereof, together with all goodwill of the business symbolized by any of the foregoing and all customer lists, formulae and other Records of any Grantor relating to the distribution of products and services in connection with which any of the foregoing are used.

SECTION 2. Grant of Security Interest. As collateral security for the payment, performance and observance of all of the Obligations, each Grantor hereby pledges and assigns to the Collateral Agent (and its agents and designees) for the benefit of the Buyers, and grants to the Collateral Agent (and its agents and designees) for the benefit of the Buyers, a continuing security interest in, all personal property and Fixtures of such Grantor, wherever located and whether now or hereafter existing and whether now owned or hereafter acquired, of every kind and description, tangible or intangible, including, without limitation, the following (all being collectively referred to herein as the “Collateral”):

(a) all Accounts;

(b) all Chattel Paper (whether tangible or electronic);

(c) the Commercial Tort Claims specified on Schedule VI hereto;

(d) all Deposit Accounts, all cash, and all other property from time to time deposited therein or otherwise credited thereto and the monies and property in the possession or under the control of the Collateral Agent or a Buyer or any affiliate, representative, agent or correspondent of the Collateral Agent or a Buyer;

(e) all Documents;

(f) all Equipment;

(g) all Fixtures;

(h) all General Intangibles (including, without limitation, all Payment Intangibles);

(i) all Goods;

(j) all Instruments (including, without limitation, Promissory Notes and each certificated Security);

(k) all Inventory;

(l) all Investment Property;

(m) all Intellectual Property and all Licenses;

(n) all Letter-of-Credit Rights;

(o) all Supporting Obligations;

(p) all Pledged Interests;

(q) all Additional Collateral;

(r) to the extent not covered by the preceding clauses of this Section 2, all other tangible and intangible personal property of such Grantor (whether or not subject to the Code), including, without limitation, all bank and other accounts and all cash and all investments therein, all proceeds, products, offspring, accessions, rents, profits, income, benefits, substitutions and replacements of and to any of the property of such Grantor described in the preceding clauses of this Section 2 (including, without limitation, any proceeds of insurance thereon and all causes of action, claims and warranties now or hereafter held by such Grantor in respect of any of the items listed above), and all books, correspondence, files and other Records, including, without limitation, all tapes, disks, cards, Software, data and computer programs in the possession or under the control of such Grantor or any other Person from time to time acting for such Grantor that at any time evidence or contain information relating to any of the property described in the preceding clauses of this Section 2 or are otherwise necessary or helpful in the collection or realization thereof; and

(s) all Proceeds, including all Cash Proceeds and Noncash Proceeds, and products of any and all of the foregoing Collateral; in each case, howsoever such Grantor’s interest therein may arise or appear (whether by ownership, security interest, claim or otherwise). Notwithstanding anything herein to the contrary, the term “Collateral” shall not include, and no Grantor is pledging, nor granting a security interest hereunder in (collectively, the “Excluded Property”): (i) any of such Grantor’s rights or interest in any contract, lease, permit, license, or license agreement to which such Grantor is a party as of the Closing Date covering real or personal property of any Grantor to the extent, but only to the extent, that under the express terms of such contract, lease, permit, license, or license agreement, or applicable law with respect thereto, the grant of a security interest or Lien therein is prohibited as a matter of law or under the express terms of such contract, lease, permit, license, or license agreement on the Closing Date and such prohibition or restriction has not been waived or the consent of the other party to such contract, lease, permit, license, or license agreement has not been obtained (provided, that, the exclusions set forth in this clause (i) shall in no way be construed (A) to apply to the extent that any such term would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408, or 9-409 of the Code or other applicable provisions of the Uniform Commercial Code of any relevant jurisdiction or other applicable law (including the Bankruptcy Code) or principles of equity; provided, that immediately upon the ineffectiveness, lapse, termination or waiver of any such provision, the Collateral shall include, and such Grantor shall be deemed to have granted a security interest in, all such right, title and interest as if such provision had never been in effect, (B) to apply to the extent that any consent or waiver has been obtained that would permit the Collateral Agent’s security interest or Lien notwithstanding the prohibition or restriction on the pledge of such contract, lease permit, license or license agreement, or (C) to limit, impair, or otherwise affect the Collateral Agent’s unconditional continuing security interest in and liens upon any rights or interests of a Grantor in or to (1) monies due or to become due under or in connection with any described contract, lease, permit, license, or license agreement or Equity Interests (including any Accounts Receivable, proceeds of Inventory or Equity Interests), or (2) any proceeds from the sale, license, lease, or other dispositions of any such contract, lease, permit, license, license agreement, or Equity Interests), (iii) Equity Interests in any Person that is acquired by such Grantor after the Closing Date, to the extent that (I) the granting of a security interest in such Equity Interests is prohibited by the Governing Documents of such Person, and (II) such prohibition was in existence prior to the date of acquisition of such Equity Interests and was not created in connection with, or in contemplation of, such acquisition; provided that (x) immediately upon the ineffectiveness, lapse, termination or waiver of any such provision, the Collateral shall include, and such Grantor shall be deemed to have granted a security interest in, all such right, title and interest as if such provision had never been in effect and (y) the foregoing exclusion shall in no way be construed so as to limit, impair or otherwise affect the Collateral Agent’s unconditional continuing security interest in and liens upon any rights or interests of a Grantor in or to the proceeds of, or any monies due or to become due under, any such license, contract or agreement, (iv) any intent-to-use United States trademark applications or service mark applications for which an amendment to allege use or statement of use has not been filed under 15 U.S.C. § 1051(c) or 15 U.S.C. § 1051(d), respectively, or if filed, has not been deemed in conformance with 15 U.S.C. § 1051(a) or examined and accepted, respectively, by the United States Patent and Trademark Office, provided that, upon such filing and acceptance, such intent-to-use applications shall be included in the definition of Collateral and (v) those assets as to which the Collateral Agent reasonably determines that the cost of obtaining or perfecting such security interest in such assets is excessive in relation to the benefits to the Collateral Agent and the Buyers of the security to be afforded thereby.

The Grantors agree that the pledge of assets or property of any Foreign Subsidiary, or the pledge of the shares of Equity Interests of any Pledged Issuer who is a Foreign Subsidiary may, in each case, upon the written request of the Collateral Agent, be supplemented by one or more separate pledge agreements, deeds of pledge, share charges, or other similar agreements or instruments, executed and delivered by the relevant Grantors in favor of the Collateral Agent, which pledge agreements will provide for the pledge of such assets, property or shares of Equity Interests in accordance with the laws of the applicable foreign jurisdiction, unless the Collateral Agent in its sole and reasonable discretion determines that the costs of obtaining such security agreement and/or pledge agreement is excessive in relation to the benefit to the Agents and the Buyers of the security to be afforded thereby. With respect to such assets, property and shares of Equity Interests, the Collateral Agent may, at any time and from time to time, in its reasonable discretion, take actions in such foreign jurisdictions that will result in the perfection of the Lien created in such assets, property and shares of Equity Interests, unless the Collateral Agent in its sole and reasonable discretion determines that the costs of taking such actions in such foreign jurisdictions are excessive in relation to the benefit to the Collateral Agent and the Buyers of the security to be afforded thereby. The Grantors shall provide all necessary documentation and take all other necessary actions under this paragraph within thirty (30) days of the Collateral Agent’s written request therefor (or such longer period as the Collateral Agent may agree).

SECTION 3. Security for Obligations. The security interest created hereby in the Collateral constitutes continuing collateral security for all of the following obligations, whether now existing or hereafter incurred (collectively, the “Obligations”):

(a) the prompt payment by each Grantor, as and when due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), of all present and future indebtedness, obligations, and liabilities of each Grantor to the Collateral Agent and the Buyers arising under or in connection with this Agreement, the Securities Purchase Agreement, the Notes, the Guarantee or any other Transaction Documents, whether or not the right of payment in respect of such claim is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, disputed, undisputed, legal, equitable, secured, unsecured, and whether or not such claim is discharged, stayed or otherwise affected by any Insolvency Proceeding, including, without limitation, (A) all principal of, interest on and any other amounts due and payable, in each case, in connection with the Notes (including, without limitation, all interest that accrues after the commencement of any Insolvency Proceeding of any Grantor, whether or not the payment of such interest is unenforceable or is not allowable due to the existence of such Insolvency Proceeding), (B) all amounts from time to time owing by such Grantor under the Guarantee or any other guaranty to which it is a party, including, without limitation, all obligations guaranteed by such Grantor, and (C) all interest, fees, commissions, charges, expense reimbursements, indemnifications and all other amounts due or to become due under any of the Transaction Documents (including, without limitation, all interest, fees, commissions, charges, expense reimbursements, indemnifications and other amounts that accrue after the commencement of any Insolvency Proceeding of any Grantor, whether or not the payment of such interest, fees, commissions, charges, expense reimbursements, indemnifications and other amounts are unenforceable or are not allowable, in whole or in part, due to the existence of such Insolvency Proceeding); and

(b) the due performance and observance by each Grantor of all of its other obligations from time to time existing in respect of any of the Transaction Documents.

SECTION 4. Delivery of the Pledged Interests.

(a) All Promissory Notes currently evidencing the Pledged Debt and all certificates representing the Pledged Shares, in each case, as of the date hereof, shall be delivered to the Collateral Agent on or prior to the execution and delivery of this Agreement. All other Promissory Notes, certificates representing the Pledged Shares and Instruments constituting Pledged Interests from time to time required to be pledged to the Collateral Agent pursuant to the terms of this Agreement or the other Transaction Documents (the “Additional Collateral”) shall be delivered to the Collateral Agent promptly upon, but in any event within fifteen (15) Business Days of, receipt thereof (or such longer period as the Collateral Agent may agree) by or on behalf of any of the Grantors. All such Promissory Notes, certificates and Instruments shall be held by or on behalf of the Collateral Agent pursuant hereto and shall be delivered in suitable form for transfer by delivery or shall be accompanied by duly executed instruments of transfer or assignment or undated stock powers executed in blank, all in form and substance reasonably satisfactory to the Collateral Agent. If any Pledged Interests consist of uncertificated securities, unless the immediately following sentence is applicable thereto, such Grantor shall promptly notify the Collateral Agent thereof and at the Collateral Agent’s request cause the Collateral Agent (or its designated custodian or nominee) to become the registered holder thereof, or cause each issuer of such securities to agree that it will comply with instructions originated by the Collateral Agent with respect to such securities without further consent by such Grantor. If any Pledged Interests consist of security entitlements, such Grantor shall promptly notify the Collateral Agent thereof and at the Collateral Agent’s request transfer such security entitlements to the Collateral Agent (or its custodian, nominee or other designee), or use its commercially reasonable efforts to cause the applicable securities intermediary to agree that it will comply with entitlement orders by the Collateral Agent without further consent by such Grantor.

(b) Within fifteen (15) Business Days (or such longer period as the Collateral Agent may agree) of the receipt by a Grantor of any Additional Collateral, a pledge amendment duly executed by such Grantor, in substantially the form of Exhibit B hereto (a “Pledge Amendment”), shall, unless waived in a signed writing by the Collateral Agent, be delivered to the Collateral Agent, in respect of the Additional Collateral that must be pledged pursuant to this Agreement or the other Transaction Documents. The Pledge Amendment shall from and after delivery thereof constitute part of Schedules VII and VIII hereto. Each Grantor hereby authorizes the Collateral Agent to attach each Pledge Amendment to this Agreement and agrees that all Promissory Notes, certificates or Instruments listed on any Pledge Amendment delivered to the Collateral Agent shall for all purposes hereunder constitute Pledged Interests and such Grantor shall be deemed upon delivery thereof to have made the representations and warranties set forth in Section 5 hereof with respect to such Additional Collateral.

(c) If any Grantor shall receive, by virtue of such Grantor being or having been an owner of any Pledged Interests, any Additional Collateral consisting of any (i) Equity Interest certificate (including, without limitation, any certificate representing an Equity Interest dividend or distribution in connection with any increase or reduction of capital, reclassification, merger, consolidation, sale of assets, combination of shares, stock split, spin-off or split-off), Promissory Note or other Instrument, (ii) option or right, whether as an addition to, substitution for, or in exchange for, any Pledged Interests, or otherwise, (iii) dividends or distributions payable in cash (except such dividends and/or distributions permitted to be retained by any such Grantor pursuant to Section 7 hereof) or in securities or other property or (iv) dividends, distributions, cash, Instruments, Investment Property and other property in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in surplus (other than any such distributions not prohibited from being retained by such Grantor under the terms of the Notes or the other Transaction Documents), such Grantor shall receive such Equity Interest certificate, Promissory Note, Instrument, option, right, payment or distribution in trust for the benefit of the Collateral Agent, shall segregate it from such Grantor’s other property and shall promptly deliver it to the Collateral Agent, in the exact form received, with any necessary indorsement and/or instrument of transfer or assignment executed in blank, in form and substance reasonably satisfactory to the Collateral Agent, to be held by the Collateral Agent subject to and in accordance with the terms hereunder as Pledged Interests and as further collateral security for the Obligations.

SECTION 5. Representations and Warranties. Each Grantor jointly and severally represents and warrants as follows:

(a) As of the date of this Agreement, Schedule I hereto sets forth a complete and accurate list as of the date hereof (i) the exact legal name of each Grantor, (ii) the jurisdiction of organization of each Grantor, (iii) the type of organization of each Grantor and (iv) the organizational identification number of each Grantor or states that no such organizational identification number exists. The Perfection Certificate executed by each Grantor, dated as of the date hereof, a copy of which has been previously delivered to the Collateral Agent, is true, complete and correct in all material respects on and as of the date hereof.

(b) There is no pending or written notice threatening any action, suit, proceeding or claim affecting such Grantor before any governmental authority or any arbitrator, or any order, judgment or award by any governmental authority or arbitrator, that may adversely affect the grant by such Grantor, or the perfection, of the security interest purported to be created hereby in the Collateral, or the exercise by the Collateral Agent of any of its rights or remedies hereunder.

(c) All Federal, state and local tax returns and other reports required by applicable law to be filed by such Grantor have been filed, or extensions have been obtained, and all taxes, assessments and other governmental charges imposed upon such Grantor or any property of such Grantor (including, without limitation, all federal income and social security taxes on employees’ wages) and which have become due and payable on or prior to the date hereof have been paid, except to the extent contested in good faith by proper proceedings which stay the imposition of any penalty, fine or Lien resulting from the non-payment thereof and with respect to which adequate reserves have been set aside for the payment thereof in accordance with United States generally accepted accounting principles consistently applied (“GAAP”).

(d) All Equipment, Fixtures, Goods and Inventory of such Grantor now existing are, and all Equipment, Fixtures, Goods and Inventory of such Grantor hereafter existing will be, located and/or based at the addresses specified therefor in Schedule III hereto (as amended, supplemented or otherwise modified from time to time pursuant to Section 6(b)), except that such Grantor will give the Collateral Agent not less than 30 days’ prior written notice of any change of the location of any such Collateral, other than to locations set forth on Schedule III and with respect to which the Collateral Agent has filed financing statements and otherwise fully perfected its Liens thereon. Each Grantor’s chief place of business and chief executive office, the place where such Grantor keeps its Records concerning Accounts and all originals of all Chattel Paper are located at the addresses specified therefor in Schedule III hereto (as amended, supplemented or otherwise modified from time to time in accordance with the terms hereof). None of the Accounts is evidenced by Promissory Notes or other Instruments that have not been delivered to the Collateral Agent to the extent required hereunder. Set forth in Schedule IV hereto is a complete and accurate list, as of the date of this Agreement, of (i) each Promissory Note, Security and other Instrument owned by each Grantor and (ii) each Deposit Account, Securities Account and Commodities Account of each Grantor, together with the name and address of each institution at which each such Account is maintained, the account number for each such Account and a description of the purpose of each such Account. Set forth in Schedule II hereto is a complete and correct list of each trade name used by each Grantor and the name of, and each trade name used by, each Person from which such Grantor has acquired any substantial part of the Collateral.

(e) Each Grantor has delivered or made available to the Collateral Agent true, complete and correct copies of each License described in Schedule II hereto (as amended, supplemented or otherwise modified from time to time in accordance with Section 6(i)), including all schedules and exhibits thereto, which represents all of the Licenses existing on the date of this Agreement. Each such License sets forth the entire agreement and understanding of the parties thereto relating to the subject matter thereof, and there are no other agreements, arrangements or understandings, written or oral, relating to the matters covered thereby or the rights of such Grantor or any of its Affiliates in respect thereof. Each material License now existing is, and any material License entered into in the future will be, the legal, valid and binding obligation of the parties thereto, enforceable against such parties in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, suretyship or other similar laws affecting creditors’ rights generally and equitable principles (regardless of whether enforcement is sought in equity or in law). No default under any material License by any Grantor party thereto has occurred, nor does any defense, offset, deduction or counterclaim exist thereunder in favor of such other party.

(f) Each Grantor owns and controls, or possesses a valid and enforceable right to use, all Intellectual Property, and such Intellectual Property constitutes all Trademarks, Patents, Copyrights, inventions, trade secrets, proprietary information and technology, know-how, formulae, rights of publicity, and other intellectual property or proprietary rights necessary to conduct its business in substantially the same manner as conducted as of the date hereof. Schedule II hereto sets forth a true and complete list of all (i) registered Copyrights, issued Patents, Trademarks (including, without limitation, any Internet domain names and the registrar and expiry date of each such Internet domain name), and all applications for any of the foregoing, owned, used or held for use by such Grantor as of the date hereof and (ii) Licenses. All such Intellectual Property that is material to the business of such Grantor is subsisting and in full force and effect, has not been adjudged invalid or unenforceable, is valid and enforceable and has not been abandoned in whole or in part. Except as set forth in Schedule II, no such Intellectual Property is the subject of any licensing or franchising agreement. To the best knowledge of such Grantor, such Grantor is not now infringing, misappropriating or otherwise in conflict with any trademarks, patents, copyrights, inventions, trade secrets, proprietary information and technology, know-how, formulae, rights of publicity, or other intellectual property or proprietary rights of others in any material respect, and to the best knowledge of such Grantor, no other Person is now infringing, misappropriating or otherwise in conflict with, in any material respect, any Intellectual Property that is material to the business of such Grantor. No Grantor has received any written notice that it is infringing, misappropriating or otherwise conflicting with the trademarks, patents, copyrights, inventions, trade secrets, proprietary information and technology, know-how, formulae, rights of publicity or other intellectual property or proprietary rights of any other Person.

(g) Each Grantor has taken commercially reasonable steps to maintain the confidentiality of and otherwise protect and enforce its rights in all Other Proprietary Rights that is necessary or material to the operation of the business of the Grantors; to the best knowledge of each Grantor, no employee, independent contractor or agent of any Grantor has misappropriated any Other Proprietary Rights of any other Person in the course of the performance of his or her duties as an employee, independent contractor or agent of such Grantor; and, to the best knowledge of each Grantor, no employee, independent contractor or agent of any Grantor is in default or breach of any material term of any material employment agreement, non-disclosure agreement, assignment of inventions agreement or similar agreement, or contract relating in any way to the protection, ownership, development, use or transfer of such Grantor’s Proprietary Rights.

(h) As of the date of this Agreement, the Existing Issuers set forth in Schedule VIII identified as a Subsidiary of a Grantor are each such Grantor’s only Subsidiaries (other than the Excluded Foreign Subsidiaries) existing on the date hereof. The Pledged Shares issued by a Grantor have been duly authorized and validly issued and, in the case of Grantors that are corporations, are fully paid and nonassessable and the holders thereof are not entitled to any preemptive, first refusal or other similar rights. Except as noted in Schedule VIII hereto, the Pledged Shares constitute 100% of the issued shares of Equity Interests of the Pledged Issuers as of the date hereof. All other shares of Equity Interests issued by a Grantor constituting Pledged Interests will be duly authorized and validly issued and, in the case of entities that are corporations, fully paid and nonassessable.

(i) To the best knowledge of the Grantors, the Promissory Notes currently evidencing the Pledged Debt have been, and all other Promissory Notes from time to time evidencing Pledged Debt, when executed and delivered, will have been, duly authorized, executed and delivered by the respective makers thereof, and, to the best knowledge of the Grantors, all such Promissory Notes are or will be, as the case may be, legal, valid and binding obligations of such makers, enforceable against such makers in accordance with their respective terms, except as enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally.

(j) The Grantors are and will be at all times the sole and exclusive owners of, or otherwise have and will have adequate rights in, the Collateral free and clear of any Liens, except for Permitted Liens. No effective financing statement or other instrument similar in effect covering all or any part of the Collateral is on file in any recording or filing office except (A) such as may have been filed in favor of the Collateral Agent relating to this Agreement, and (B) such as may have been filed to perfect any Permitted Liens.

(k) The exercise by the Collateral Agent of any of its rights and remedies hereunder will not contravene any law or any contractual restriction or agreement binding on or otherwise affecting such Grantor or any of its properties and will not result in, or require the creation of, any Lien upon or with respect to any of its properties.

(l) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or other regulatory body, or any other Person, is required for (i) the due execution, delivery and performance by any Grantor of this Agreement, (ii) the grant by any Grantor, or the perfection, of the security interest purported to be created hereby in the Collateral, or (iii) the exercise by the Collateral Agent of any of its rights and remedies hereunder, except (A) for the filing as of the date hereof under the Uniform Commercial Code as in effect in the applicable jurisdiction of the financing statements described in Schedule V hereto, all of which financing statements, have been duly filed (or will be filed substantially concurrently as of the date of this Agreement) and are in full force and effect, (B) with respect to the perfection of the security interest created hereby in the Intellectual Property, for the recording of the appropriate Intellectual Property Security Agreement, as applicable, in the United States Patent and Trademark Office or the United States Copyright Office, as applicable, (C) with respect to the perfection of the security interest created hereby in foreign Intellectual Property, for registrations and filings in jurisdictions located outside of the United States and covering rights in such jurisdictions relating to the Intellectual Property and Licenses (D) with respect to the perfection of the security interest created hereby in Titled Collateral, for the submission of an appropriate application requesting that the Lien of the Collateral Agent be noted on the Certificate of Title or certificate of ownership, completed and authenticated by the applicable Grantor, together with the Certificate of Title or certificate of ownership, with respect to such Titled Collateral, to the appropriate Governmental Authority, (E) with respect to any action that may be necessary to obtain control of Collateral constituting Deposit Accounts, Electronic Chattel Paper, Investment Property or Letter-of-Credit Rights, the taking of such actions, and (F) the Collateral Agent’s having possession of all Documents, Chattel Paper, Instruments and cash constituting Collateral (subclauses (A), (B), (C), (D), (E) and (F), each, subject to the following sentence, a “Perfection Requirement” and collectively, the “Perfection Requirements”). Notwithstanding the foregoing, it is agreed and understood that any Grantor with any right, title or interest in a leasehold interest or a Titled Collateral shall not be required to take actions or execute and deliver any documents necessary to perfect the Collateral Agent’s security interest in such leasehold interest or Titled Collateral if the Collateral Agent (in its sole and reasonable discretion) has determined that the costs to be incurred by such Grantor to perfect the Collateral Agent’s security interest would be unreasonably excessive in relation to the benefits to the Collateral Agent and the Buyers to be derived from such security interest..

(m) This Agreement creates in favor of the Collateral Agent for the benefit of the Buyers, a legal, valid and enforceable security interest in the Collateral, as security for the Obligations except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws and principles of equity. The compliance with the Perfection Requirements will result in the perfection of such security interests. After compliance with the Perfection Requirements, such security interests are, or in the case of Collateral in which such Grantor obtains rights after the date hereof, will be, perfected, first priority security interests, subject in priority only to Permitted Liens and the recording of such instruments of assignment described above. Such Perfection Requirement and all other action necessary or desirable to perfect and protect such security interest have been duly made or taken, except for (i) the Collateral Agent’s having possession of Instruments Documents, Chattel Paper and cash constituting Collateral to the extent required hereunder after the date hereof, (ii) the Collateral Agent’s having control of all Deposit Accounts, Electronic Chattel Paper, Investment Property or Letter-of-Credit Rights constituting Collateral after the date hereof and (iii) the other filings and recordations and actions described in Section 4(l) hereof.

(n) As of the date hereof, no Grantor holds any Commercial Tort Claims reasonably expected to exceed $250,000 in respect of which a claim has been filed in a court of law or a written notice by an attorney has been given to a potential defendant, except for such claims described in Schedule VI.

(o) With respect to each Grantor and any of its Subsidiaries that is a partnership or a limited liability company (other than Foreign Subsidiaries), and has irrevocably opted into (and has caused each of its Subsidiaries that is a partnership or a limited liability company, and a Pledged Issuer to opt into) Article 8 of the relevant Uniform Commercial Code (each, a “Certificated Entity” and collectively, the “Certificated Entities”), such interests are securities for purposes of Article 8 of any relevant Uniform Commercial Code. With respect to each Grantor and its Subsidiaries that is a partnership or a limited liability company (other than Foreign Subsidiaries) and is not a Certificated Entity, the partnership interests or membership interests of each such Person are not (i) dealt in or traded on securities exchanges or in securities markets, (ii) securities for purposes of Article 8 of any relevant Uniform Commercial Code, (iii) investment company securities within the meaning of Section 8-103 of any relevant Uniform Commercial Code or (iv) evidenced by a certificate.

(p) As of the date hereof (i) the Company is actively and diligently pursuing the deregistration, winding up, dissolution or other similar process of each Excluded Foreign Subsidiary in such Excluded Foreign Subsidiary’s jurisdiction of formation, (ii) each Excluded Foreign Subsidiary is dormant and not actively conducting business, and (iii) the aggregate value of assets owned by the Excluded Foreign Subsidiaries taken as a whole is less than $50,000.

SECTION 6. Covenants as to the Collateral. At all times until the occurrence of the Termination Date, unless the Collateral Agent shall otherwise consent in writing:

(a) Further Assurances. Each Grantor will at its expense, at any time and from time to time, promptly execute, acknowledge and deliver all further instruments and documents and take all further action that the Collateral Agent may reasonably request in order to: (i) perfect and protect, or maintain the perfection of, the security interest and Lien purported to be created, and required to be perfected, hereby; (ii) enable the Collateral Agent to exercise and enforce its rights and remedies hereunder in respect of the Collateral; or (iii) otherwise effect the purposes of this Agreement, including, without limitation: (A) marking conspicuously all Chattel Paper, Instruments and each License and, at the request of the Collateral Agent, all of its Records pertaining to such Collateral with a legend, in form and substance reasonably satisfactory to the Collateral Agent, indicating that such Chattel Paper, Instrument, License or other Collateral is subject to the security interest created hereby, (B) delivering and pledging to the Collateral Agent hereunder each Promissory Note, other Instrument or Security, Chattel Paper or other Instrument, now or hereafter owned by such Grantor, duly endorsed and accompanied by executed instruments of transfer or assignment, all in form and substance reasonably satisfactory to the Collateral Agent, (C) executing and filing (to the extent, if any, that such Grantor’s signature is required thereon) or authenticating the filing of, such financing or continuation statements, or amendments thereto, (D) with respect to Intellectual Property hereafter existing and not covered by an appropriate security interest grant, the executing and recording in the United States Patent and Trademark Office or the United States Copyright Office, as applicable, appropriate instruments granting a security interest, as may be necessary or desirable or that the Collateral Agent may reasonably request in order to perfect and preserve the security interest purported to be created hereby, (E) furnishing to the Collateral Agent from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral in each case as the Collateral Agent may reasonably request, all in reasonable detail, (F) if any Collateral shall be in the possession of a third party (e.g., a bailee) or if any Collateral shall be located on premises leased by any Grantor, in each case, notifying such Person, landlord, or sub-landlord (as applicable) of such leased location of the Collateral Agent’s security interest created hereby and using commercially reasonable efforts to obtain from such Person, landlord, or sub-landlord (as applicable), a written subordination and acknowledgment in form and substance satisfactory to the Collateral Agent from such Person that such Person’s interest (if any) in the Collateral is expressly subordinate to the Collateral Agent’s interest in such Collateral and, in the case of Collateral in the possession of a third party, that such Person holds possession of the Collateral for the benefit of the Collateral Agent, (G), promptly causing the landlord of such premises to execute and deliver (H) if at any time after the date hereof, such Grantor acquires or holds any Commercial Tort Claim, promptly notifying the Collateral Agent in a writing signed by such Grantor setting forth a brief description of such Commercial Tort Claim and granting to the Collateral Agent a security interest therein and in the proceeds thereof, which writing shall incorporate the provisions hereof and shall be in form and substance reasonably satisfactory to the Collateral Agent, (I) upon the acquisition after the date hereof by such Grantor of Titled Collateral (other than Equipment that is subject to a purchase money security interest permitted by the Notes), causing the Collateral Agent to be listed as the lienholder on such certificate of title or ownership and delivering evidence of the same to the Collateral Agent; and (J) taking all actions required by any earlier versions of the Uniform Commercial Code or by other law, as applicable, in any relevant Uniform Commercial Code jurisdiction, or by other law as applicable in any foreign jurisdiction. No Grantor shall take or fail to take any action which would in any manner impair the validity or enforceability of the Collateral Agent’s security interest in and Lien on any Collateral.

(b) Location of Equipment and Inventory. Each Grantor will keep the Equipment and Inventory (other than Equipment out for repair or at employee’s homes in the ordinary course of business, Inventory in transit in the ordinary course of business and immaterial assets having value not exceeding $50,000 in the aggregate at any time) at the locations specified in Schedule III hereto or, upon not less than thirty (30) days’ (or such shorter period as the Collateral Agent may agree) prior written notice to the Collateral Agent accompanied by a new Schedule III hereto indicating each new location of the Equipment and Inventory, at such other locations in the United States as the Grantors may elect, provided that (i) subject to the Perfection Requirements, all action has been taken to grant to the Collateral Agent a perfected, first priority security interest in such Equipment and Inventory that constitutes Collateral hereunder (subject only to Permitted Liens) in favor of the Collateral Agent, for the benefit of the Collateral Agent and the Buyers, and (ii) the Collateral Agent’s rights in such Equipment and Inventory, including, without limitation, the existence, perfection and priority of the security interest created hereby in such Equipment and Inventory, are not adversely affected thereby.

(c) Condition of Equipment. Each Grantor will maintain or cause the Equipment which is reasonably necessary or useful to its business to be maintained and preserved in good condition, repair and working order, ordinary wear and tear excepted, and will forthwith, or in the case of any loss or damage to any such Equipment of such Grantor within a commercially reasonable time after the occurrence thereof, make or cause to be made all repairs, replacements and other improvements in connection therewith which are necessary or desirable, consistent with past practice, or which the Collateral Agent may reasonably request to such end. Such Grantor will promptly furnish to the Collateral Agent a statement describing in reasonable detail any such loss or damage to any such Equipment.

(d) Taxes, Etc. Each Grantor agrees to pay promptly when due all property and other taxes, assessments and governmental charges or levies imposed upon, and all claims (including claims for labor, materials and supplies) against, the Equipment and Inventory, except to the extent the validity thereof is being contested in good faith by proper proceedings which stay the imposition of any penalty, fine or Lien resulting from the non-payment thereof and with respect to which adequate reserves in accordance with GAAP have been set aside for the payment thereof.

(e) Insurance.

(i) Each Grantor will, at its own expense, maintain insurance (including, without limitation, commercial general liability and property insurance) with respect to the Collateral in such amounts, against such risks, in such form and with responsible and reputable insurance companies or associations as is required by any governmental authority having jurisdiction with respect thereto or as is carried by such Grantor as of the date hereof and in any event, in amount, adequacy and scope reasonably satisfactory to the Collateral Agent. Unless otherwise agreed to by the Collateral Agent, each such policy for liability insurance shall provide for all losses to be paid on behalf of the Collateral Agent and such Grantor as their respective interests may appear, and each policy for property damage insurance shall provide for all losses to be adjusted with, and paid directly to, the Collateral Agent. Unless otherwise agreed to by the Collateral Agent, each such policy shall in addition (A) name the Collateral Agent as an additional insured party thereunder (without any representation or warranty by or obligation upon the Collateral Agent) as their interests may appear via a binding endorsement or other contractual modification to the underlying policy, (B) contain an agreement by the insurer via a binding endorsement or other contractual modification to the underlying policy that any loss thereunder shall be payable to the Collateral Agent on its own account notwithstanding any action, inaction or breach of representation or warranty by such Grantor and otherwise provide that such Grantor be named as lender’s loss payable under such policy via a binding endorsement thereto, (C) provide that there shall be no recourse against the Collateral Agent for payment of premiums or other amounts with respect thereto, and (D) provide that at least 30 days’ prior written notice of cancellation, lapse, expiration or other adverse change shall be given to the Collateral Agent by the insurer. Such Grantor will, if so requested by the Collateral Agent, deliver to the Collateral Agent original or duplicate policies of such insurance and, as often as the Collateral Agent may reasonably request, a report of a reputable insurance broker with respect to such insurance. Such Grantor will also, at the request of the Collateral Agent, execute and deliver instruments of assignment of such insurance policies and cause the respective insurers to acknowledge notice of such assignment.

(ii) Reimbursement under any liability insurance maintained by a Grantor pursuant to this Section 6(e) may be paid directly to the Person who shall have incurred liability covered by such insurance. In the case of any loss involving damage to Collateral, any proceeds of insurance maintained by a Grantor pursuant to this Section 6(e) shall be paid to the Collateral Agent (except as to which paragraph (iii) of this Section 6(e) is not applicable), such Grantor will make or cause to be made the necessary repairs to or replacements of such Collateral, and any proceeds of insurance maintained by such Grantor pursuant to this Section 6(e) shall be paid by the Collateral Agent to such Grantor as reimbursement for the costs of such repairs or replacements.

(iii) All insurance payments in respect of such Collateral shall be paid to the Collateral Agent and applied as specified in Section 7(b) hereof.

(f) Provisions Concerning the Accounts and the Licenses.

(i) Each Grantor will (A) give the Collateral Agent at least 30 days’ prior written notice of any change in such Grantor’s name, identity, organizational structure, or chief executive office, as set forth on Schedule I or Schedule III hereto, as applicable (B) maintain its jurisdiction of incorporation as set forth on Schedule I hereto, (C) immediately notify the Collateral Agent upon obtaining an organizational identification number, if on the date hereof such Grantor did not have such identification number, and (D) keep adequate records concerning the Accounts and Chattel Paper and permit representatives of the Collateral Agent during normal business hours on reasonable notice to such Grantor, to inspect and make abstracts from such Records and Chattel Paper.

(ii) Each Grantor will, except as otherwise provided in this subsection (f), continue to collect, at its own expense, all amounts due or to become due under the Accounts. In connection with such collections, such Grantor may (and, at the Collateral Agent’s direction upon the occurrence and during the continuance of an Event of Default, will) take such action as such Grantor (or, if applicable, the Collateral Agent) may deem necessary or advisable to enforce collection or performance of the Accounts; provided, however, that the Collateral Agent shall have the right at any time, upon the occurrence and during the continuance of an Event of Default, to notify the Account Debtors or obligors under any Accounts of the assignment of such Accounts to the Collateral Agent and to direct such Account Debtors or obligors to make payment of all amounts due or to become due to such Grantor thereunder directly to the Collateral Agent or its designated agent and, upon such notification and at the expense of such Grantor and to the extent permitted by law, to enforce collection of any such Accounts and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as such Grantor might have done until such time as the subject Event of Default ceases to exist. After receipt by a Grantor of a notice from the Collateral Agent that the Collateral Agent has notified, intends to notify, or has enforced or intends to enforce a Grantor’s rights against the Account Debtors or obligors under any Accounts as referred to in the proviso to the immediately preceding sentence, (A) all amounts and proceeds (including Instruments) received by such Grantor in respect of the Accounts shall be received in trust for the benefit of the Collateral Agent hereunder, shall be segregated from other funds of such Grantor and shall be forthwith paid over to the Collateral Agent or its designee in the same form as so received (with any necessary endorsement) to be held as cash collateral and applied as specified in Section 7(b) hereof, and (B) such Grantor will not adjust, settle or compromise the amount or payment of any Account or release wholly or partly any Account Debtors or obligor thereof or allow any credit or discount thereon. In addition, upon the occurrence and during the continuance of an Event of Default, the Collateral Agent may (in its sole and absolute discretion) direct any or all of the banks and financial institutions with which such Grantor maintains a Deposit Account, Securities Account or a lockbox or deposits the proceeds of any Accounts to send immediately to the Collateral Agent by wire transfer (to such account as the Collateral Agent shall specify, or in such other manner as the Collateral Agent shall direct) all or a portion of such securities, cash, investments and other items held by such institution. Any such securities, cash, investments and other items so received by the Collateral Agent shall (in the sole and absolute discretion of the Collateral Agent) be held as additional Collateral for the Obligations or distributed in accordance with Section 7 hereof.

(iii) Upon the occurrence and during the continuance of any breach or default under any material License referred to in Schedule II hereto by any party thereto other than a Grantor, the Grantor party thereto will, promptly after obtaining knowledge thereof, give the Collateral Agent written notice of the nature and duration thereof, specifying what action, if any, it has taken and proposes to take with respect thereto and thereafter will take reasonable steps to protect and preserve its rights and remedies in respect of such breach or default, or will obtain or acquire an appropriate substitute License.

(iv) Each Grantor will, at its expense, promptly deliver to the Collateral Agent a copy of each notice or other communication received by it by which any other party to any material License referred to in Schedule II hereto purports to terminate such License or exercise any of its rights or affect any of its obligations thereunder, together with a copy of any reply by such Grantor thereto.

(v) Each Grantor will, in its commercially reasonable business judgment, exercise promptly and diligently each and every right which it may have under each material License (other than any right of termination) and will duly perform and observe in all material respects all of its obligations under each material License and will take all action reasonably necessary to maintain such Licenses in full force and effect. No Grantor will, without the prior written consent of the Collateral Agent, cancel, terminate, amend or otherwise modify in any respect, or waive any provision of, any material License referred to in Schedule II hereto.

(g) Provisions Concerning the Pledged Interests. Each Grantor will

(i) at the Grantors’ joint and several expense, promptly deliver to the Collateral Agent a copy of each written notice or other material communication received by it in respect of any redemption, exchange, conversion, tender or recapitalization of any Pledged Interests issued by entities that are not Grantors;

(ii) at the Grantors’ joint and several expense, defend the Collateral Agent’s right, title and security interest in and to the Pledged Interests against the claims of any Person;

(iii) not make or consent to any amendment or other modification or waiver that would be adverse to the Collateral Agent or the Buyers or their interests in the Pledged Interests with respect to any Pledged Interests or enter into any agreement or permit to exist any restriction with respect to any Pledged Interests other than pursuant to the Transaction Documents; and

(iv) except with respect to issuances of Equity Interests not prohibited under the Transaction Documents, not permit the issuance of (A) any additional shares of any class of Equity Interests of any Pledged Issuer, (B) any securities convertible voluntarily by the holder thereof or automatically upon the occurrence or non-occurrence of any event or condition into, or exchangeable for, any such shares of Equity Interests or (C) any warrants, options, contracts or other commitments entitling any Person to purchase or otherwise acquire any such shares of Equity Interests.

(h) [Reserved].

(i) Intellectual Property.

(i) If applicable, each Grantor has duly executed and delivered the applicable Intellectual Property Security Agreement. Each Grantor (either itself or through licensees) will, and will cause each licensee thereof to, take all action reasonably necessary to maintain all of the Intellectual Property that is material to such Grantor’s business in full force and effect, including, without limitation, using the proper statutory notices and markings and using the Trademarks on each applicable trademark class of goods in order to so maintain the Trademarks in full force and free from any claim of abandonment for non-use, and no Grantor will (nor permit any licensee thereof to) do any act or knowingly omit to do any act whereby any such Intellectual Property may become invalidated.

(ii) Each Grantor will (A) cause to be taken all necessary steps in any proceeding before the United States Patent and Trademark Office and the United States Copyright Office or any similar office or agency in any other country or political subdivision thereof to maintain each registration of the Intellectual Property that is material to such Grantor’s business, including, without limitation, filing of renewals, affidavits of use, affidavits of incontestability and opposition, interference and cancellation proceedings and payment of maintenance fees, filing fees, taxes or other governmental fees in the ordinary course of business and (B) take commercially reasonable steps to protect, maintain and enforce all other Intellectual Property that is material to such Grantor’s business and Other Proprietary Rights. If any Intellectual Property that is material to such Grantor’s business is infringed, misappropriated, diluted or otherwise violated in any material respect by a third party, such Grantor shall (x) upon learning of such infringement, misappropriation, dilution or other violation, promptly notify the Collateral Agent and (y) to the extent such Grantor shall deem appropriate under the circumstances, in the exercise of its reasonable judgment, promptly sue for infringement, misappropriation, dilution or other violation, seek injunctive relief where appropriate and recover any and all damages for such infringement, misappropriation, dilution or other violation, or take such other actions as such Grantor shall deem appropriate under the circumstances, in the exercise of its reasonable judgment, to maintain, enforce and protect such Intellectual Property.

(iii) Each Grantor shall furnish to the Collateral Agent from time to time upon its request statements and schedules further identifying and describing the Intellectual Property and Licenses material to such Grantor’s business and such other reports in connection with the Intellectual Property and such Licenses as the Collateral Agent may reasonably request in writing, all in reasonable detail and promptly upon request of the Collateral Agent, following receipt by the Collateral Agent of any such statements, schedules or reports, such Grantor shall modify this Agreement by amending Schedule II hereto, as the case may be, to include any Intellectual Property and any License material to such Grantor’s business, as the case may be, which become part of the Collateral under this Agreement and shall execute and authenticate such documents, including, without limitation, the applicable Intellectual Property Security Agreements, and do such acts as shall be necessary or, in the judgment of the Collateral Agent, desirable to subject such Intellectual Property and such Licenses to the Lien and security interest created by this Agreement. Notwithstanding anything herein to the contrary, upon the occurrence and during the continuance of an Event of Default, such Grantor may not abandon or otherwise permit any Intellectual Property material to such Grantor’s business to become invalid without the prior written consent of the Collateral Agent, and if any Intellectual Property is infringed, misappropriated, diluted or otherwise violated in any material respect by a third party, such Grantor will take such action as the Collateral Agent shall deem appropriate under the circumstances to maintain, enforce and protect such Intellectual Property.

(iv) Upon (x) the filing of an application for the registration of any Trademark or Copyright or the issuance of any Patent with the United States Patent and Trademark Office or the United States Copyright Office, as applicable, or in any similar office or agency of the United States or any country or any political subdivision thereof or (y) acquiring any registration, or application for the registration, of any Trademark or Copyright, or any issued Patent, or application for any Patent, in each case, such Grantor shall provide the Collateral Agent written notice thereof within thirty (30) days of filing for or acquiring such Trademark, Copyright or Patent, as applicable, and shall execute, authenticate and deliver any and all assignments, agreements, instruments, documents and papers, including, without limitation, the applicable Intellectual Property Security Agreements, as the Collateral Agent may reasonably request to evidence the Collateral Agent’s security interest hereunder in the Intellectual Property and the General Intangibles of such Grantor relating thereto or represented thereby, and such Grantor hereby appoints the Collateral Agent its attorney-in-fact to execute and/or authenticate and file all such writings for the foregoing purposes, all acts of such attorney being hereby ratified and confirmed, and such power (being coupled with an interest) shall be irrevocable until the Termination Date.

(j) Deposit, Commodities and Securities Accounts. Upon the Collateral Agent’s reasonable request and unless otherwise agreed by the Collateral Agent, each Grantor shall cause each bank and other financial institution with an account referred to in Schedule IV hereto to execute and deliver to the Collateral Agent a control agreement, in form and substance reasonably satisfactory to the Collateral Agent, duly executed by such Grantor and such bank or financial institution, or enter into other arrangements in form and substance satisfactory to the Collateral Agent, pursuant to which such institution shall irrevocably agree, inter alia, that (i) it will comply at any time with the instructions originated by the Collateral Agent to such bank or financial institution directing the disposition of cash, Commodity Contracts, securities, Investment Property and other items from time to time credited to such account, without further consent of such Grantor, which instructions the Collateral Agent will not give to such bank or other financial institution in the absence of a continuing Event of Default, (ii) all cash, Commodity Contracts, securities, Investment Property and other items of such Grantor deposited with such institution shall be subject to a perfected, first priority security interest in favor of the Collateral Agent, (iii) any right of set off, banker’s Lien or other similar Lien, security interest or encumbrance shall be fully waived as against the Collateral Agent, and (iv) upon receipt of written notice from the Collateral Agent during the continuance of an Event of Default, such bank or financial institution shall immediately send to the Collateral Agent by wire transfer (to such account as the Collateral Agent shall specify, or in such other manner as the Collateral Agent shall direct) all such cash, the value of any Commodity Contracts, securities, Investment Property and other items held by it. Without the prior written consent of the Collateral Agent, such Grantor shall not make or maintain any Deposit Account, Commodity Account or Securities Account except for the accounts set forth in Schedule IV hereto. The provisions of this paragraph 5(i) shall not apply to (i) Deposit Accounts for which the Collateral Agent is the depositary, (ii) Deposit Accounts specially and exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of a Grantor’s salaried employees, (iii) Deposit Accounts with account numbers 01822 400-158-2, 00140169976 and 01822 100-007-4 maintained with Royal Bank of Canada so long as the balance for all such Deposit Accounts, excluding all funds held in such Deposit Accounts that are immediately due and payable to Prestige Capital Corporation, does not exceed $50,000 in the aggregate for all such Deposit Accounts at any time; provided, that (A) there shall be no Liens securing such Deposit Accounts unless the Collateral Agent is also granted such Liens and (B) there shall be no control granted over such Deposit Accounts (other than control in favor of Prestige Capital Finance, LLC or the Royal Bank of Canada) unless the Collateral Agent is also granted such control.

(k) [Reserved].

(l) Control. Each Grantor hereby agrees to take any or all action that may be necessary or desirable or that the Collateral Agent may reasonably request in order for the Collateral Agent to obtain control in accordance with Sections 9-104, 9-105, 9-106, and 9-107 of the Code with respect to the following Collateral: (i) Deposit Accounts, (ii) Securities Accounts, (iii) Electronic Chattel Paper, (iv) Investment Property, (v) Pledged Interests and (iv) Letter-of- Credit Rights. Each Grantor hereby acknowledges and agrees that any agent or designee of the Collateral Agent shall be deemed to be a “secured party” with respect to the Collateral under the control of such agent or designee for all purposes.

(m) Inspection and Reporting. After the occurrence and during the continuance of an Event of Default, the Collateral Agent, or any agent or representatives thereof or such professionals or other Persons as the Collateral Agent may designate, shall be authorized at any time and from time to time, upon reasonable prior written notice to such Grantor (i) to examine and make copies of and abstracts from such Grantor’s records and books of account, (ii) to visit and inspect its properties, (iii) to verify materials, leases, Instruments, Accounts, Inventory and other assets of such Grantor from time to time, and/or (iv) to conduct audits, physical counts, appraisals and/or valuations, examinations at the locations of such Grantor. Each Grantor shall also permit the Collateral Agent, or any agent or representatives thereof or such professionals or other Persons as the Collateral Agent may designate to discuss such Grantor’s affairs, finances and accounts with any of its officers subject to the execution by the Collateral Agent or its designee(s) of a reasonable and mutually agreeable confidentiality agreement.

(n) Future Subsidiaries. If any Grantor shall hereafter create or acquire any Subsidiary, simultaneously with the creation of acquisition of such Subsidiary, such Grantor shall cause such Subsidiary to become a party to this Agreement as an additional “Grantor” hereunder and to become a party to the Guarantee as an additional “Guarantor” thereunder, and to duly execute and/or deliver such opinions of counsel and other documents, in form and substance acceptable to the Collateral Agent, as the Collateral Agent shall reasonably request with respect thereto, including, without limitation, a Security Agreement Supplement.

(o) Partnership and Limited Liability Company Interests.

(i) Except with respect to partnership interests and membership interests evidenced by a certificate, which certificate has been pledged and delivered to the Collateral Agent pursuant to Section 4 hereof, no Grantor that is a partnership or a limited liability company shall, nor shall any Grantor with any Subsidiary that is a partnership or a limited liability company, permit such partnership interests or membership interests to (A) be dealt in or traded on securities exchanges or in securities markets, (B) become a security for purposes of Article 8 of any relevant Uniform Commercial Code, (C) become an investment company security within the meaning of Section 8-103 of any relevant Uniform Commercial Code or (D) be evidenced by a certificate. Each Grantor agrees that such partnership interests or membership interests shall constitute General Intangibles.

(ii) Each Grantor covenants and agrees that each limited liability agreement, operating agreement, membership agreement, partnership agreement or similar agreement to which a Grantor is a party and relating to any Pledged Interests (as amended, restated, supplemented or otherwise modified from time to time, a “Pledged Partnership/LLC Agreement”) is hereby amended by this Section 6(o) to permit each member, manager and partner that is a Grantor to pledge all of the Pledged Interests in which such Grantor has rights and to grant and collaterally assign to the Collateral Agent, for the benefit of itself and the Buyers, a lien on and security interest in the Pledged Interests in which such Grantor has rights without any further consent, approval or action by any other party, including, without limitation, any other party to any Pledged Partnership/LLC Agreement or otherwise.

(iii) Upon the occurrence and during the continuance of an Event of Default, the Collateral Agent or its designee shall have the right (but not the obligation) to be substituted for the applicable Grantor as a member, manager or partner under the applicable Pledged Partnership/LLC Agreement, and the Collateral Agent or its designee shall have all rights, powers and benefits of such Grantor as a member, manager or partner, as applicable, under such Pledged Partnership/LLC Agreement in accordance with the terms of this Section 6(o). For avoidance of doubt, such rights, powers and benefits of a substituted member, manager or partner shall include all voting and other rights and not merely the rights of an economic interest holder.

(iv) During the period from the date hereof until the Termination Date, no further consent, approval or action by any other party, including, without limitation, any other party to the applicable Pledged Partnership/LLC Agreement or otherwise shall be necessary to permit the Collateral Agent or its designee to be substituted as a member, manager or partner pursuant to this Section 6(o). The rights, powers and benefits granted pursuant to this paragraph shall inure to the benefit of the Collateral Agent, on its own behalf and on behalf of the Buyers, and each of their respective successors, assigns and designated agents, as intended third party beneficiaries.

(v) Each Grantor and each applicable Pledged Issuer agrees that during the period from the date hereof until the Termination Date, no Pledged Partnership/LLC Agreement shall be amended to be inconsistent with the provisions of this Section 6(o) without the prior written consent of the Collateral Agent.

(p) Excluded Foreign Subsidiaries. The Company covenants and agrees (i) to complete, within sixty (60) days from the date hereof (or such longer period as the Collateral Agent may agree), the deregistration, winding up, dissolution or other similar process of each Excluded Foreign Subsidiary in such Excluded Foreign Subsidiary’s jurisdiction of formation, (ii) each Excluded Foreign Subsidiary will remain dormant and not conduct business at any time, and (iii) the aggregate value of assets owned by the Excluded Foreign Subsidiaries taken as a whole will not equal or exceed $50,000.

SECTION 7. Voting Rights, Dividends, Etc. in Respect of the Pledged Interests.

(a) So long as no Event of Default shall have occurred and be continuing:

(i) each Grantor may exercise any and all voting and other consensual rights pertaining to any Pledged Interests for any purpose not inconsistent with the terms of this Agreement or the other Transaction Documents; provided, however, that (A) none of the Grantors will exercise or refrain from exercising any such right, as the case may be, if the Collateral Agent gives a Grantor notice that, in the Collateral Agent’s reasonable business judgment, such action (or inaction) could reasonably be expected to violate the terms of any Transaction Document or have a Material Adverse Effect and (B) each Grantor will give the Collateral Agent at least 5 Business Days’ notice of the manner in which it intends to exercise, or the reasons for refraining from exercising, any such right which could reasonably be expected to have a Material Adverse Effect;

(ii) each of the Grantors may receive and retain any and all dividends, interest or other distributions paid in respect of the Pledged Interests to the extent not prohibited by the Notes or the other Transaction Documents; provided, however, that any and all (A) dividends and interest paid or payable other than in cash in respect of, and Instruments and other property received, receivable or otherwise distributed in respect of or in exchange for, any Pledged Interests, (B) dividends and other distributions paid or payable in cash in respect of any Pledged Interests in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in surplus, and (C) cash paid, payable or otherwise distributed in redemption of, or in exchange for, any Pledged Interests, together with any dividend, interest or other distribution or payment which at the time of such payment was prohibited by the Notes or the other Transaction Documents, shall be, and shall forthwith be delivered to the Collateral Agent, to hold as, Pledged Interests and shall, if received by any of the Grantors, be received in trust for the benefit of the Collateral Agent, shall be segregated from the other property or funds of the Grantors, and shall be forthwith delivered to the Collateral Agent in the exact form received with any necessary indorsement and/or appropriate instruments of transfer or assignment or undated stock powers duly executed in blank, to be held by the Collateral Agent as Pledged Interests and as further collateral security for the Obligations; and

(iii) the Collateral Agent will execute and deliver (or cause to be executed and delivered) to a Grantor all such proxies, consents and other instruments as such Grantor may reasonably request for the purpose of enabling such Grantor to exercise the voting and other rights which it is entitled to exercise pursuant to Section 7(a)(i) hereof and to receive the dividends, interest and/or other distributions which it is authorized to receive and retain pursuant to Section 7(a)(ii) hereof.

(b) Upon the occurrence and during the continuance of an Event of Default:

(i) all rights of each Grantor to exercise the voting and other consensual rights which it would otherwise be entitled to exercise pursuant to Section 7(a)(i) hereof, and to receive the dividends, distributions, interest and other payments that it would otherwise be authorized to receive and retain pursuant to Section 7(a)(ii) hereof, shall cease, and all such rights shall thereupon become vested in the Collateral Agent, which shall thereupon have the sole right to exercise such voting and other consensual rights and to receive and hold as Pledged Interests such dividends, distributions and interest payments, and the Collateral Agent (personally or through an agent) shall thereupon be solely authorized and empowered to transfer and register in the Collateral Agent’s name, or in the name of the Collateral Agent’s nominee, the whole or any part of the Pledged Interests, it being acknowledged by each Grantor that such transfer and registration may be effected by the Collateral Agent through its irrevocable appointment as attorney-in-fact pursuant to Section 8 hereof;

(ii) the Collateral Agent is authorized to notify each debtor with respect to the Pledged Debt to make payment directly to the Collateral Agent (or its designee) and may collect any and all moneys due or to become due to any Grantor in respect of the Pledged Debt, and each of the Grantors hereby authorizes each such debtor to make such payment directly to the Collateral Agent (or its designee) without any duty of inquiry;

(iii) without limiting the generality of the foregoing, the Collateral Agent may at its option exercise any and all rights of conversion, exchange, subscription or any other rights, privileges or options pertaining to any of the Pledged Interests as if it were the absolute owner thereof, including, without limitation, the right to exchange, in its discretion, any and all of the Pledged Interests upon the merger, consolidation, reorganization, recapitalization or other adjustment of any Pledged Issuer, or upon the exercise by any Pledged Issuer of any right, privilege or option pertaining to any Pledged Interests, and, in connection therewith, to deposit and deliver any and all of the Pledged Interests with any committee, depository, transfer agent, registrar or other designated agent upon such terms and conditions as it may determine; and

(iv) all dividends, distributions, interest and other payments that are received by any of the Grantors contrary to the provisions of Section 7(b)(i) hereof shall be received in trust for the benefit of the Collateral Agent, shall be segregated from other funds of the Grantors, and shall be forthwith paid over to the Collateral Agent as Pledged Interests in the exact form received with any necessary indorsement and/or appropriate instruments of transfer or assignment or undated Equity Interest powers duly executed in blank, to be held by the Collateral Agent as Pledged Interests and as further collateral security for the Obligations.

SECTION 8. Additional Provisions Concerning the Collateral.

(a) To the maximum extent permitted by applicable law, and for the purpose of taking any action that the Collateral Agent may reasonably deem necessary or advisable to accomplish the purposes of this Agreement, each Grantor hereby (i) authorizes the Collateral Agent to execute any such agreements, instruments or other documents in such Grantor’s name and to file such agreements, instruments or other documents in such Grantor’s name and in any appropriate filing office, (ii) authorizes the Collateral Agent at any time, and from time to time, to file one or more Uniform Commercial Code financing or continuation statements, and amendments thereto, relating to the Collateral (including, without limitation, financing statements describing the Collateral as “all assets” or “all personal property” or words of similar effect) and (iii) ratifies such authorization to the extent that the Collateral Agent has filed any such financing or continuation statements, or amendments thereto, prior to the date hereof. A photocopy or other reproduction of this Agreement or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement where permitted by law.

(b) Each Grantor hereby irrevocably appoints the Collateral Agent as its attorney-in-fact and proxy, with full authority in the place and stead of such Grantor and in the name of such Grantor or otherwise, from time to time in the Collateral Agent’s discretion, so long as an Event of Default shall have occurred and is continuing, to take any action and to execute any instrument which the Collateral Agent may reasonably deem necessary or advisable to accomplish the purposes of this Agreement (subject to the rights of such Grantor under Section 6 and Section 7(a) hereof), including, without limitation, (i) to obtain and adjust insurance required to be paid to the Collateral Agent pursuant to Section 6(e) hereof, (ii) to ask, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of any Collateral, (iii) to receive, endorse, and collect any drafts or other Instruments, Documents and Chattel Paper in connection with clause (i) or (ii) above, (iv) to receive, indorse and collect all Instruments made payable to such Grantor representing any dividend, interest payment or other distribution in respect of any Pledged Interests and to give full discharge for the same, (v) to file any claims or take any action or institute any proceedings which the Collateral Agent may reasonably deem necessary or desirable for the collection of any Collateral or otherwise to enforce the rights of the Collateral Agent and the Buyers with respect to any Collateral, (vi) to execute assignments, licenses and other documents to enforce the rights of the Collateral Agent and the Buyers with respect to any Collateral, (vii) to pay or discharge taxes or Liens levied or placed upon or threatened against the Collateral, the legality or validity thereof and the amounts necessary to discharge the same to be determined by the Collateral Agent in its sole discretion, and such payments made by the Collateral Agent shall constitute Obligations of such Grantor to the Collateral Agent, due and payable immediately without demand, and (viii) to sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, assignments, verifications and notices in connection with Accounts, Chattel Paper and other documents relating to the Collateral. This power is a power of attorney and is coupled with an interest and is irrevocable until the Termination Date.

(c) For the purpose of enabling the Collateral Agent to exercise rights and remedies hereunder, at such time as the Collateral Agent shall be lawfully entitled to exercise such rights and remedies upon the occurrence and during the continuance of an Event of Default, and for no other purpose, each Grantor hereby grants to the Collateral Agent, to the extent assignable, an irrevocable, non-exclusive license (exercisable without payment of royalty or other compensation to such Grantor) to use, assign, license or sublicense any Intellectual Property now owned or hereafter acquired by such Grantor, wherever the same may be located, including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer programs used for the compilation or printout thereof. Notwithstanding anything contained herein to the contrary, but subject to the provisions of the Transaction Documents that limit the right of such Grantor to dispose of its property and Section 6(h) hereof, so long as no Event of Default shall have occurred and be continuing, such Grantor may exploit, use, enjoy, protect, license, sublicense, assign, sell, dispose of or take other actions with respect to the Intellectual Property in the ordinary course of its business. In furtherance of the foregoing, unless an Event of Default shall have occurred and be continuing, the Collateral Agent shall from time to time, upon the request of a Grantor, execute and deliver any instruments, certificates or other documents, in the form so requested, which such Grantor shall have certified are appropriate (in such Grantor’s judgment) to allow it to take any action permitted above (including relinquishment of the license provided pursuant to this clause (c) as to any Intellectual Property). The exercise of rights and remedies hereunder by the Collateral Agent shall not terminate the rights of the holders of any licenses or sublicenses theretofore granted by such Grantor in accordance with the second sentence of this clause (c). Each Grantor hereby releases the Collateral Agent from, and indemnifies the Collateral Agent against, any claims, causes of action and demands at any time arising out of or with respect to any actions taken or omitted to be taken by the Collateral Agent under the powers of attorney, proxy or license granted herein other than actions taken or omitted to be taken through the Collateral Agent’s gross negligence or willful misconduct, as determined by a final determination of a court of competent jurisdiction.

(d) If a Grantor fails to perform any agreement or obligation contained herein, the Collateral Agent may itself perform, or cause performance of, such agreement or obligation, in the name of such Grantor or the Collateral Agent, and the fees and expenses of the Collateral Agent incurred in connection therewith shall be jointly and severally payable by the Grantors pursuant to Section 10 hereof and constitute Obligations of such Grantor secured by the Collateral, due and payable immediately without demand.

(e) The powers conferred on the Collateral Agent hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Other than the exercise of reasonable care to assure the safe custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Collateral Agent shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against other parties or any other rights pertaining to any Collateral and shall be relieved of all responsibility for any Collateral in its possession upon surrendering it or tendering surrender of it to any of the Grantors (or whomsoever shall be lawfully entitled to receive the same or as a court of competent jurisdiction shall direct). The Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of any Collateral in its possession if such Collateral is accorded treatment substantially equal to that which the Collateral Agent accords its own property, it being understood that the Collateral Agent shall not have responsibility for ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relating to any Collateral, whether or not the Collateral Agent has or is deemed to have knowledge of such matters. The Collateral Agent shall not be liable or responsible for any loss or damage to any of the Collateral, or for any diminution in the value thereof, by reason of the act or omission of any warehouseman, carrier, forwarding agency, consignee or other agent or bailee selected by the Collateral Agent in good faith.

(f) Anything herein to the contrary notwithstanding (i) each Grantor shall remain liable under the Licenses and otherwise with respect to any of the Collateral to the extent set forth therein to perform all of its obligations thereunder to the same extent as if this Agreement had not been executed, (ii) the exercise by the Collateral Agent of any of its rights hereunder shall not release such Grantor from any of its obligations under the Licenses or otherwise in respect of the Collateral, and (iii) the Collateral Agent shall not have any obligation or liability by reason of this Agreement under the Licenses or with respect to any of the other Collateral, nor shall the Collateral Agent be obligated to perform any of the obligations or duties of such Grantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

(g) The Collateral Agent may at any time in its discretion (i) without notice to any Grantor, transfer or register in the name of the Collateral Agent or any of its nominees any or all of the Pledged Interests, subject only to the revocable rights of such Grantor under Section 7(a) hereof, and (ii) exchange certificates or Instruments constituting Pledged Interests for certificates or Instruments of smaller or larger denominations.

SECTION 9. Remedies Upon Event of Default. If any Event of Default shall have occurred and be continuing:

(a) The Collateral Agent may exercise in respect of the Collateral, in addition to any other rights and remedies provided for herein or otherwise available to it, all of the rights and remedies of a secured party upon default under the Code (whether or not the Code applies to the affected Collateral), and also may (i) take absolute control of the Collateral, including, without limitation, transfer into the Collateral Agent’s name or into the name of its nominee or nominees (to the extent the Collateral Agent has not theretofore done so) and thereafter receive, for the benefit of the Collateral Agent and the Buyers, all payments made thereon, give all consents, waivers and ratifications in respect thereof and otherwise act with respect thereto as though it were the outright owner thereof, (ii) require each Grantor to, and each Grantor hereby agrees that it will at its expense and upon request of the Collateral Agent forthwith, assemble all or part of the Collateral as directed by the Collateral Agent and make it available to the Collateral Agent at a place or places to be designated by the Collateral Agent that is reasonably convenient to both parties, and the Collateral Agent may enter into and occupy any premises owned or leased by such Grantor where the Collateral or any part thereof is located or assembled for a reasonable period in order to effectuate the Collateral Agent’s rights and remedies hereunder or under law, without obligation to such Grantor in respect of such occupation, and (iii) without notice except as specified below and without any obligation to prepare or process the Collateral for sale, (A) sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Collateral Agent’s offices or elsewhere, for cash, on credit or for future delivery, and at such price or prices and upon such other terms as the Collateral Agent may deem commercially reasonable and/or (B) lease, license or dispose of the Collateral or any part thereof upon such terms as the Collateral Agent may deem commercially reasonable. Each Grantor agrees that, to the extent notice of sale or any other disposition of its respective Collateral shall be required by law, at least ten (10) days’ prior notice to such Grantor of the time and place of any public sale or the time after which any private sale or other disposition of its respective Collateral is to be made shall constitute reasonable notification. If the Collateral Agent sells any of the Collateral upon credit, the Grantors will be credited only with payments actually received by the Collateral Agent from the purchaser thereof, and if such purchaser fails to pay for the Collateral, the Collateral Agent may resell the Collateral and the Grantors shall be credited with proceeds of the sale. The Collateral Agent shall not be obligated to make any sale or other disposition of any Collateral regardless of notice of sale having been given. The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Each Grantor hereby waives any claims against the Collateral Agent and the Buyers arising by reason of the fact that the price at which its respective Collateral may have been sold at a private sale was less than the price which might have been obtained at a public sale or was less than the aggregate amount of the Obligations, even if the Collateral Agent accepts the first offer received and does not offer such Collateral to more than one offeree, and waives all rights that such Grantor may have to require that all or any part of such Collateral be marshalled upon any sale (public or private) thereof. Each Grantor hereby acknowledges that (i) any such sale of its respective Collateral by the Collateral Agent shall be made without warranty, (ii) the Collateral Agent may specifically disclaim any warranties of title, possession, quiet enjoyment or the like, (iii) the Collateral Agent may bid (which bid may be, in whole or in part, in the form of cancellation of indebtedness), if permitted by law, for the purchase, lease, license or other disposition of the Collateral or any portion thereof for the account of the Collateral Agent (on behalf of itself and each Buyer) and (iv) such actions set forth in clauses (i), (ii) and (iii) above shall not adversely affect the commercial reasonableness of any such sale of Collateral. In addition to the foregoing, (1) upon written notice to any Grantor from the Collateral Agent, such Grantor shall cease any use of the Intellectual Property or any Trademark similar to any Trademark contained in the Collateral for any purpose described in such notice; (2) the Collateral Agent may, at any time and from time to time, upon 10 days’ prior notice to such Grantor, license, whether general, special or otherwise, and whether on an exclusive or non- exclusive basis, any of the Intellectual Property, throughout the universe for such term or terms, on such conditions, and in such manner, as the Collateral Agent shall in its sole discretion determine to the extent consistent with any restrictions or conditions imposed upon such Grantor with respect to such Intellectual Property by license or other contractual arrangement; and (2) the Collateral Agent may, at any time, pursuant to the authority granted in Section 8 hereof (such authority being effective upon the occurrence and during the continuance of an Event of Default), execute and deliver on behalf of such Grantor, one or more instruments of assignment of the Intellectual Property (or any application or registration thereof), in form suitable for filing, recording or registration in any country.

(b) In the event that the Collateral Agent determines to exercise its right to sell all or any part of the Pledged Interests pursuant to Section 9(a) hereof, each Grantor will, at such Grantor’s expense and upon request by the Collateral Agent, do or cause to be done all such acts and things as may be reasonably necessary to make a private sale of such Pledged Interests valid and binding and in compliance with applicable law. Each Grantor acknowledges the impossibility of ascertaining the amount of damages which would be suffered by the Collateral Agent by reason of the failure by any Grantor to perform any of the covenants contained in this Section 9(b) and, consequently, agrees that, if any Grantor fails to perform any of such covenants, it shall pay, as liquidated damages and not as a penalty, an amount equal to the value of the Pledged Interests on the date the Collateral Agent demands compliance with this Section 9(b); provided, however, that the payment of such amount shall not release any Grantor from any of its obligations under any of the other Loan Documents.

(c) Notwithstanding the provisions of Section 9(b) hereof, each Grantor recognizes that the Collateral Agent may deem it impracticable to effect a public sale of all or any part of the Pledged Shares or any other securities constituting Pledged Interests and that the Collateral Agent may, therefore, determine to make one or more private sales of any such securities to a restricted group of purchasers who will be obligated to agree, among other things, to acquire such securities for their own account, for investment and not with a view to the distribution or resale thereof. Each Grantor acknowledges that any such private sale may be at prices and on terms less favorable to the seller than the prices and other terms which might have been obtained at a public sale and, notwithstanding the foregoing, agrees that such private sales shall be deemed to have been made in a commercially reasonable manner.

(d) Any cash held by the Collateral Agent (or its agent or designee) as Collateral and all Cash Proceeds received by the Collateral Agent (or its agent or designee) in respect of any sale of or collection from, or other realization upon, all or any part of the Collateral may, in the discretion of the Collateral Agent (or its agent or designee), be held by the Collateral Agent as collateral for, and/or then or at any time thereafter applied (after payment of any amounts payable to the Collateral Agent pursuant to Section 10 hereof) in whole or in part by the Collateral Agent against, all or any part of the Obligations in such order as the Collateral Agent shall elect, consistent with the provisions of the Transaction Documents. Any surplus of such cash or Cash Proceeds held by the Collateral Agent (or its agent or designee) and remaining after the Termination Date shall be paid over to whomsoever shall be lawfully entitled to receive the same or as a court of competent jurisdiction shall direct.

(e) In the event that the proceeds of any such sale, collection or realization are insufficient to pay all amounts to which the Collateral Agent and the Buyers are legally entitled, the Grantors shall be jointly and severally liable for the deficiency, together with interest thereon at the highest rate specified in any of the applicable Transaction Documents for interest on overdue principal thereof or such other rate as shall be fixed by applicable law, together with the costs of collection and the reasonable fees, costs, expenses and other client charges of any attorneys employed by the Collateral Agent to collect such deficiency.

(f) Each Grantor hereby acknowledges that if the Collateral Agent complies with any applicable state, provincial, or federal law requirements in connection with a disposition of the Collateral, such compliance will not adversely affect the commercial reasonableness of any sale or other disposition of the Collateral.

(g) The Collateral Agent shall not be required to marshal any present or future collateral security (including, but not limited to, this Agreement and the Collateral) for, or other assurances of payment of, the Obligations or any of them or to resort to such collateral security or other assurances of payment in any particular order, and all of the Collateral Agent’s rights hereunder and in respect of such collateral security and other assurances of payment shall be cumulative and in addition to all other rights, however existing or arising. To the extent that each Grantor lawfully may, such Grantor hereby agrees that it will not invoke any law relating to the marshalling of collateral which might cause delay in or impede the enforcement of the Collateral Agent’s rights under this Agreement or under any other instrument creating or evidencing any of the Obligations or under which any of the Obligations is outstanding or by which any of the Obligations is secured or payment thereof is otherwise assured, and, to the extent that it lawfully may, such Grantor hereby irrevocably waives the benefits of all such laws.

SECTION 10. Indemnity and Expenses.

(a) Each Grantor agrees, jointly and severally, to defend, protect, indemnify and hold harmless the Collateral Agent, each of the Buyers and all of their respective Affiliates, officers, directors, employees, attorneys, consultants and agents (collectively called the “Indemnitees”) from and against any and all claims, damages, losses, liabilities, obligations, penalties, fees, costs and expenses (including, without limitation, reasonable legal fees, costs, expenses, and disbursements of such Person’s counsel) incurred by such Indemnitees, whether prior to or from and after the date hereof, whether direct, indirect or consequential, as a result of or arising from or relating to or in connection with this Agreement (including, without limitation, enforcement of this Agreement) or any of the transactions related to this Agreement (collectively, the “Indemnified Matters”), except to the extent that any Indemnified Matter is caused solely and directly from such Indemnitee’s gross negligence or willful misconduct, as determined by a final non-appealable judgment of a court of competent jurisdiction.

(b) Each Grantor agrees, jointly and severally, to, upon demand, pay to the Collateral Agent the amount of any and all costs and expenses, including the reasonable fees, costs, expenses and disbursements of counsel for the Collateral Agent and of any experts and agents (including, without limitation, any collateral trustee which may act as agent of the Collateral Agent), which the Collateral Agent may incur in connection with (i) the preparation, negotiation, execution, delivery, recordation, administration, amendment, waiver or other modification or termination of this Agreement subject to and to the extent under Section 5.2 of the Securities Purchase Agreement, (ii) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, any Collateral, (iii) the exercise or enforcement of any of the rights of the Collateral Agent hereunder, or (iv) the failure by any Grantor to perform or observe any of the provisions hereof.

SECTION 11. Notices, Etc. All notices and other communications provided for hereunder shall be given in accordance with Section 5.4 of the Securities Purchase Agreement.

SECTION 12. Security Interest Absolute; Joint and Several Obligations.

(a) All rights of the Collateral Agent and the Buyers, all Liens and all obligations of each of the Grantors hereunder shall be absolute and unconditional irrespective of (i) any lack of validity or enforceability of the Securities Purchase Agreement, the Notes or any other Transaction Document, (ii) any change in the time, manner or place of payment of, or in any other term in respect of, all or any of the Obligations, or any other amendment or waiver of or consent to any departure from the Securities Purchase Agreement, the Notes or any other Transaction Document, (iii) any exchange or release of, or non-perfection of any Lien on any Collateral, or any release or amendment or waiver of or consent to departure from any guaranty, for all or any of the Obligations, or (iv) any other circumstance that might otherwise constitute a defense available to, or a discharge of, any of the Grantors in respect of the Obligations. All authorizations and agencies contained herein with respect to any of the Collateral are irrevocable and powers coupled with an interest.

(b) Each Grantor hereby waives, to the extent permitted by applicable law (i) promptness and diligence, (ii) notice of acceptance and notice of the incurrence of any Obligation by the Company, (iii) notice of any actions taken by the Collateral Agent, any Buyer, any Guarantor or any other Person under any Transaction Document or any other agreement, document or instrument relating thereto, (iv) all other notices, demands and protests, and all other formalities of every kind in connection with the enforcement of the Obligations, the omission of or delay in which, but for the provisions of this subsection (b), might constitute grounds for relieving such Grantor of any such Grantor’s obligations hereunder and (v) any requirement that the Collateral Agent or any Buyer protect, secure, perfect or insure any security interest or other lien on any property subject thereto or exhaust any right or take any action against any Grantor or any other Person or any collateral.

(c) All of the obligations of the Grantors hereunder are joint and several. The Collateral Agent may, in its sole and absolute discretion, enforce the provisions hereof against any of the Grantors and shall not be required to proceed against all Grantors jointly or seek payment from the Grantors ratably. In addition, the Collateral Agent may, in its sole and absolute discretion, select the Collateral of any one or more of the Grantors for sale or application to the Obligations, without regard to the ownership of such Collateral, and shall not be required to make such selection ratably from the Collateral owned by all of the Grantors. The release or discharge of any Grantor by the Collateral Agent shall not release or discharge any other Grantor from the obligations of such Person hereunder.

SECTION 13. Miscellaneous.

(a) No amendment of any provision of this Agreement (other than any Schedule attached hereto and amended, supplemented or otherwise modified from time to time in accordance with the terms hereof) shall be effective unless it is in writing and signed by each Grantor and the Collateral Agent, and no waiver of any provision of this Agreement, and no consent to any departure by a Grantor therefrom, shall be effective unless it is in writing and signed by the Collateral Agent, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

(b) No failure on the part of the Collateral Agent or any Buyer to exercise, and no delay in exercising, any right hereunder or under any of the other Transaction Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The rights and remedies of the Collateral Agent or any Buyer provided herein and in the other Transaction Documents are cumulative and are in addition to, and not exclusive of, any rights or remedies provided by law. The rights of the Collateral Agent or any Buyer under any of the Transaction Documents against any party thereto are not conditional or contingent on any attempt by such Person to exercise any of its rights under any of the Transaction Documents against such party or against any other Person, including but not limited to, any Grantor.

(c) No Grantor may exercise any rights that it may now or hereafter acquire against any other Grantor that arise from the existence, payment, performance or enforcement of any Grantor’s obligations under this Agreement, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of the Collateral Agent against any Grantor or any Collateral, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from any Grantor, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security solely on account of such claim, remedy or right, unless and until the Termination Date occurs. If any amount shall be paid to a Grantor in violation of the immediately preceding sentence at any time prior to the Termination Date, such amount shall be held in trust for the benefit of the Collateral Agent and shall forthwith be paid to the Collateral Agent to be credited and applied to the Obligations and all other amounts payable under the Transaction Documents, whether matured or unmatured, in accordance with the terms of the Transaction Documents, or to be held as Collateral for any Obligations or other amounts payable under the Transaction Documents thereafter arising.

(d) Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.

(e) This Agreement shall create a continuing security interest in the Collateral and shall (i) remain in full force and effect until the Termination Date occurs, and (ii) be binding on each Grantor and all other Persons who become bound as debtor to this Agreement in accordance with Section 9-203(d) of the Code and shall inure, together with all rights and remedies of the Collateral Agent and the Buyers hereunder, to the benefit of the Collateral Agent and the Buyers and their respective successors, transferees and assigns. Without limiting the generality of clause (ii) of the immediately preceding sentence, without notice to any Grantor, the Collateral Agent and the Buyers may assign or otherwise transfer their rights and obligations under this Agreement and any of the other Transaction Documents, to any other Person and such other Person shall thereupon become vested with all of the benefits in respect thereof granted to the Collateral Agent and the Buyers herein or otherwise. Upon any such assignment or transfer, all references in this Agreement to the Collateral Agent or any such Buyer shall mean the assignee of the Collateral Agent or such Buyer. None of the rights or obligations of any Grantor hereunder may be assigned or otherwise transferred without the prior written consent of the Collateral Agent, and any such assignment or transfer without the consent of the Collateral Agent shall be null and void.

(f) Upon the Termination Date, (i) this Agreement and the security interests and licenses created hereby shall terminate and all rights to the Collateral shall revert to the respective Grantor that granted such security interests hereunder, and (ii) the Collateral Agent will, upon such Grantor’s request and at such Grantor’s expense, without any representation, warranty or recourse whatsoever (A) return to such Grantor such of the Collateral as shall not have been sold or otherwise disposed of or applied pursuant to the terms hereof, and (B) execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence such termination. In addition, upon any sale or disposition of any item of Collateral in a transaction not prohibited under the Transaction Documents, the Collateral Agent agrees to execute a release of its security interest in such item of Collateral in form and substance reasonably satisfactory to it, and the Collateral Agent shall, upon the reasonable request of the Grantors and at the Grantors’ cost and expense, execute and deliver to the Grantors such documents as the Grantors shall reasonably request to evidence such release.

(g) This Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against any Grantor for liquidation or reorganization, should any Grantor become insolvent or make an assignment for the benefit of any creditor or creditors or should a receiver or trustee be appointed for all or any significant part of any Grantor’s assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment or performance of the Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Obligations, whether as a “voidable preference,” “fraudulent conveyance,” or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

(h) Upon the execution and delivery, or authentication, by any Person of a security agreement supplement in substantially the form of Exhibit C hereto (each a “Security Agreement Supplement”), (i) such Person shall be referred to as an “Additional Grantor” and shall be and become a Grantor, and each reference in this Agreement to “Grantor” shall also mean and be a reference to such Additional Grantor, and each reference in this Agreement and the other Transaction Documents to “Collateral” shall also mean and be a reference to the Collateral of such Additional Grantor, and (ii) the supplemental Schedules I-VIII attached to each Security Agreement Supplement shall be incorporated into and become a part of and supplement Schedules I-VIII, respectively, hereto, and the Collateral Agent may attach such Schedules as supplements to such Schedules, and each reference to such Schedules shall mean and be a reference to such Schedules, as supplemented pursuant hereto.

(i) THIS AGREEMENT SHALL BE GOVERNED BY, CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, EXCEPT AS REQUIRED BY MANDATORY PROVISIONS OF LAW AND EXCEPT TO THE EXTENT THAT THE VALIDITY AND PERFECTION OR THE PERFECTION AND THE EFFECT OF PERFECTION OR NON-PERFECTION OF THE SECURITY INTEREST CREATED HEREBY, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL ARE GOVERNED BY THE LAW OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK.

(j) ANY LEGAL ACTION, SUIT OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY DOCUMENT RELATED THERETO MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK IN THE COUNTY OF NEW YORK OR THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND APPELLATE COURTS THEREOF, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH GRANTOR HEREBY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. EACH GRANTOR HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION, SUIT OR PROCEEDING IN SUCH RESPECTIVE JURISDICTIONS AND CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY THE COURT.

(k) EACH GRANTOR HEREBY WAIVES ANY RIGHT IT MAY HAVE TO TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER TRANSACTION DOCUMENTS, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, VERBAL OR WRITTEN STATEMENT OR OTHER ACTION OF THE PARTIES HERETO.

(l) Nothing contained herein shall affect the right of the Collateral Agent or any Buyer to serve process in any other manner permitted by law or commence legal proceedings or otherwise proceed against any Grantor or any property of such Grantor in any other jurisdiction.

(m) Each Grantor irrevocably and unconditionally waives any right it may have to claim or recover in any legal action, suit or proceeding with respect to this Agreement any special, exemplary, punitive or consequential damages.

(n) Section headings herein are included for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

(o) This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together constitute one and the same Agreement. The parties hereto irrevocably and unreservedly agree that this Agreement may be executed by way of electronic signatures and the parties agree that neither this Agreement, nor any part hereof, shall be challenged or denied any legal effect, validity and/or enforceability solely on the ground that it is in the form of an electronic record.

(p) For purposes of this Agreement, all references to Schedules I - VIII attached hereto shall be deemed to refer to each such Schedule as updated from time to time in accordance with the terms of this Agreement.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, each Grantor has caused this Agreement to be executed and delivered by its officer thereunto duly authorized, as of the date first above written.

MUSCLEPHARM CORPORATION

By:	/s/ Sabina Rizvi
Name:	Sabina Rizvi
Title:	President and Chief Financial Officer

CANADA MUSCLEPHARM ENTERPRISES CORP.

By:	/s/ Sabina Rizvi
Name:	Sabina Rizvi
Title:	Chief Financial Officer

MusclePharm - Pledge and Security Agreement

ACCEPTED BY:

EMPERY TAX EFFICIENT, LP,
as Collateral Agent

By:	Empery Asset Management, LP, its authorized agent

By:	/s/ Brett Director
Name:	Brett Director
Title:	General Counsel

MUSCLEPHARM - PLEDGE AND SECURITY AGREEMENT

SCHEDULE I

LEGAL NAMES; ORGANIZATIONAL IDENTIFICATION NUMBERS; STATES OR JURISDICTION OF ORGANIZATION

Legal Name	State of Organization	Type of Organization	Organizational Identification Number
MusclePharm Corporation	Nevada	Corporation
Canada MusclePharm Enterprises Corp.	Ontario, Canada	Corporation

Sched. I-1

SCHEDULE II

INTELLECTUAL PROPERTY AND LICENSES; TRADE NAMES

A.	COPYRIGHTS

None.

B.	PATENTS

None.

C.	TRADEMARKS

Country	Title	Application or Registration No.	Filing Date	Registration Date
USA	BCAA 3:1:2 THE FOUNDATION OF YOUR TEMPLE MP MUSCLEPHARM	4948843	11/21/2013	5/3/2016
USA	BIZZY DIET	4125619	10/3/2011	4/10/2012
USA	COMBAT 100% WHEY	6072063	3/23/2016	6/9/2020
USA	COMBAT BLACK	n/a	86512633	n/a
USA	COMBAT 100% CASEIN	4756998	2/21/2014	6/16/2015
USA	COMBAT 100% ISOLATE	4913165	7/29/2015	3/8/2016
USA	CONFIDENCE BUILT HERE	3969126	5/4/2010	5/31/2011
USA	Fitmiss	4444437	1/27/2012	12/3/2013
USA	Fitmiss	n/a	6/23/2021	n/a
USA	FITMISS BURN	4716743	1/30/2012	4/7/2015
USA	FITMISS DELIGHT	4498164	9/7/2013	3/18/2014
USA	FUEL THE ATHLETE INSIDE	3969123	5/3/2010	5/31/2011
USA	FUEL YOUR ACTIVE LIFESTYLE	4077223	6/9/2011	12/27/2011
USA	MP	4186812	1/4/2012	8/7/2012
USA	MP (stylized black and white)	5200085	12/22/2016	5/9/2017
USA	MP Essentials	5746636	12/19/2017	5/7/2019

Sched. II-1

USA	MP Stealth	n/a	12/19/2017	n/a
USA	MUSCLEPHARM	3933441	12/8/2009	3/22/2011
USA	MUSCLEPHARM SPORTSWEAR	4077205	6/3/2011	12/27/2011
USA	MUSCLEPHARM ENERGY SPORT ZERO	5191681	12/23/2014	4/25/2017
USA	MP MUSCLEPHARM	4767066	4/29/2014	7/7/2015
USA	CREATINE BLACK	5284138	10/10/2016	9/12/2017
USA	CLEAN MASS	5179223	2/10/2016	4/11/2017
USA	VASO SPORT	5083129	6/22/2015	11/15/2016
USA	OXYSPORT	5032380	6/18/2014	8/30/2016
USA	#FUELYOURGRIND	4970643	1/23/2015	5/31/2016
USA	REAL ATHLETES. REAL SCIENCE.	4924979	11/11/2013	3/29/2016
USA	Z-CORE PM	4922324	7/29/2015	3/22/2016
USA	CLA CORE	4913163	7/29/2015	3/8/2016
USA	CARNITINE CORE	4913160	7/29/2015	3/8/2016
USA	THE FOUNDATION OF YOUR TEMPLE	4891161	1/16/2014	1/26/2016
USA	BUILD YOUR LEGACY	4879294	1/13/2014	1/5/2016
USA	STRONG IS THE NEW SEXY	4709769	4/4/2014	3/24/2015
USA	HYBRID SERIES	4694743	4/25/2014	3/3/2015
USA	LIVE SHREDDED	4077218	6/9/2011	12/27/2011
USA	WEAK ENDS HERE	4317212	9/19/2012	4/9/2013
USA	ENERGY ON THE GO	4131623	8/23/2011	4/24/2012
USA	RE-CON	3934299	7/19/2010	3/22/2011
European Union			14/05/2014
European Union		012875985	14/05/2014	29/06/2017
European Union		012876058	14/05/2014	09/01/2015
European Union		013713656	05/02/2015	19/06/2015
European Union		017818048	15/02/2018	29/01/2019
European	ASSAULT		05/02/2015
Union

Sched. II-2

European Union	ASSAULT in Class 5		14/11/2018
European Union	COMBAT CRUNCH BAR		05/02/2015
European Union	COMBAT PROTEIN POWDER	013712344	05/02/2015	24/06/2015
European Union	FITMISS	014594477	24/09/2015	12/02/2016
European Union	MUSCLEPHARM	014580625	22/09/2015	27/04/2016
European Union	MUSCLEPHARM	017817867	15/02/2018	29/01/2019

D.	OTHER PROPRIETARY RIGHTS

None.

E.	TRADE NAMES

MusclePharm

MSLP

F.	NAME OF, AND EACH TRADE NAME USED BY, EACH PERSON FROM WHICH A GRANTOR HAS ACQUIRED ANY SUBSTANTIAL PART OF THE COLLATERAL WITHIN THE PRECEDING FIVE YEARS

None.

Sched. II-3

SCHEDULE III

LOCATIONS

Grantor	Chief Executive Office	Chief Place of Business	Location	Description (E.g., Books and Records, Inventory, Equipment, etc.)
MusclePharm	3753 Howard	3753 Howard	3753 Howard	Books and
Corporation	Hughes Pkwy,	Hughes Pkwy,	Hughes Pkwy,	records, inventory
	Ste. 200-849	Ste. 200-849	Ste. 200-849	and equipment
	Las Vegas, NV	Las Vegas, NV	Las Vegas, NV
	89169	89169	89169
JW Nutritional,
LLC
601 Century
Parkway Suite
300
Allen, TX 75013
SK Laboratories
Inc.
5420 E. La Palma
Ave.
Anaheim, CA
92807
Cimetra
Warehousing &
Distribution LLC
6050 Dana Way,
Ste 300
Antioch, TN
37013
Canada	170-762 Upper	170-762 Upper	170-762 Upper	Books and records
MusclePharm	James Street,	James Street,	James Street,
Enterprises Corp.	Hamilton, ON,	Hamilton, ON,	Hamilton, ON,
	L9C 3A2	L9C 3A2	L9C 3A2

Sched. III-1

SCHEDULE IV

PROMISSORY NOTES, SECURITIES, DEPOSIT ACCOUNTS, SECURITIES ACCOUNTS AND COMMODITIES ACCOUNTS

A.	Promissory Notes:

None.

B.	Securities and Other Instruments:

None.

C.	Deposit Accounts, Securities Accounts and Commodities Accounts:

Grantor	Name and Address of Institution Maintaining Account	Account Number	Type of Account
Canada MusclePharm Enterprises Corp.	ROYAL BANK OF CANADA P.O. BOX 4047 TERMINAL A TORONTO ON M5W 1L5		Business Account – Non-US Sub and maintained at a Canadian bank
Canada MusclePharm Enterprises Corp.	ROYAL BANK OF CANADA P.O. BOX 4047 TERMINAL A TORONTO ON M5W 1L5		Business Account - Non-US Sub and maintained at a Canadian bank
Canada MusclePharm Enterprises Corp.	ROYAL BANK OF CANADA P.O. BOX 4047 TERMINAL A TORONTO ON M5W 1L5		Guaranteed Investment Certificate - Non-US Sub and maintained at a Canadian bank
MusclePharm Corporation	JPMorgan Chase Bank, N.A. P O Box 182051 Columbus, OH 43218 - 2051		Commercial Money Market – US Bank Account
MusclePharm Corporation	Wells Fargo Bank, N.A. (182) PO Box 63020 San Francisco, CA 94163		Operating - US Bank Account
MusclePharm Corporation	Wells Fargo Bank, N.A. (182) PO Box 63020 San Francisco, CA 94163		AP - US Bank Account
MusclePharm Corporation	Wells Fargo Bank, N.A. (182) PO Box 63020		Payroll - US Bank Account
San Francisco, CA 94163
MusclePharm Corporation	Wells Fargo Bank, N.A. (182) PO Box 63020 San Francisco, CA 94163	Factoring - US Bank Account

Sched. IV-1

SCHEDULE V

UCC-1 FINANCING STATEMENTS

Name of Grantor	Filing Locations
MusclePharm Corporation	Nevada
Canada MusclePharm Enterprises Corp.	Washington, D.C.

Sched. V-1

SCHEDULE VI

COMMERCIAL TORT CLAIMS

None.

Sched. VI-1

SCHEDULE VII

PLEDGED DEBT

None.

Sched. VII-1

SCHEDULE VIII

PLEDGED SHARES

Grantor	Name of Pledged Issuer	Number of Shares/Units	Percentage of Outstanding Shares/Units	Class	Certificate Number
MusclePharm Corporation	Canada MusclePharm Enterprises Corp.	100,000	100%	Common Shares	Not certificated

Sched. VIII-1

EXHIBIT A

[TRADEMARK] [PATENT] [COPYRIGHT] SECURITY AGREEMENT

WHEREAS, _____________________________________ (the “Assignor”) [has adopted, used and is using, and holds all right, title and interest in and to, the trademarks and service marks listed on the annexed Schedule 1A, which trademarks and service marks are registered or applied for in the United States Patent and Trademark Office (the “Trademarks”)] [holds all right, title and interest in the letter patents, design patents and utility patents, and all applications therefor, listed on the annexed Schedule 1A, which patents are issued or applied for in the United States Patent and Trademark Office (the “Patents”)] [holds all right, title and interest in the copyrights listed on the annexed Schedule 1A, which copyrights are registered or applied for in the United States Copyright Office (the “Copyrights”)];

WHEREAS, the Assignor has entered into a Pledge and Security Agreement, dated as of October [ ], 2020 (as amended, restated or otherwise modified from time to time the “Security Agreement”), in favor of EMPERY TAX EFFICIENT, LP, as collateral agent for certain buyers (the “Assignee”);

WHEREAS, pursuant to the Security Agreement, the Assignor has assigned and granted to the Assignee for the benefit of the Buyers (as defined in the Security Agreement) a continuing security interest in all personal property and assets of the Assignor, including all right, title and interest of the Assignor in, to and under the [Trademarks, together with, among other things, the good-will of the business symbolized by the Trademarks] [Patents] [Copyrights], including, without limitation, all applications, registrations and recordings thereof, as applicable, and all proceeds thereof, including, without limitation, any and all causes of action which may exist by reason of infringement, misappropriation or other violation thereof and any and all damages arising from past, present and future infringements, misappropriations or other violations thereof (the “Collateral”), to secure the payment, performance and observance of the “Obligations” (as defined in the Security Agreement);

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Assignor does hereby pledge, convey, sell, assign, transfer and set over unto the Assignee and grants to the Assignee for the benefit of the Buyers a continuing security interest in the Collateral.

The Assignor does hereby further acknowledge and affirm that the rights and remedies of the Assignee with respect to the Collateral are more fully set forth in the Security Agreement, the terms and provisions of which are hereby incorporated herein by reference as if fully set forth herein. In the event of a conflict between any provision of this [Trademark][Patent][Copyright] Security and the Security Agreement, the terms of the Security Agreement shall govern.

Exh. A-1

IN WITNESS WHEREOF, the Assignor has caused this [Trademark][Patent][Copyright] Security Agreement to be duly executed by its officer thereunto duly authorized as of ___________, 20 __

[GRANTOR]

By:
Name:
Title:

Exh. A-2

SCHEDULE 1A TO [TRADEMARK][PATENT][COPYRIGHT] SECURITY AGREEMENT

[Trademarks and Trademark Applications]

[Patent and Patent Applications]

[Copyright and Copyright Applications]

Owned by _____________________________

EXHIBIT B

PLEDGE AMENDMENT

This Pledge Amendment, dated __________, 20 ___, is delivered pursuant to Section 4 of the Pledge and Security Agreement referred to below. The undersigned hereby agrees that this Pledge Amendment may be attached to the Pledge and Security Agreement, dated as of October [ ], 2021, as it may heretofore have been or hereafter may be amended, restated, amended and restated, supplemented, modified or otherwise changed from time to time, including any replacement agreement therefor (the “Security Agreement”), and that the promissory notes or shares listed on this Pledge Amendment shall be hereby pledged and collaterally assigned to the Collateral Agent and become part of the Pledged Interests referred to in such Pledge Agreement and shall secure all of the Obligations referred to in such Security Agreement.

Pledged Debt

Grantor	Name of Maker	Description	Principal Amount Outstanding as of

Pledged Shares

Grantor	Name of Pledged Issuer	Number of Shares	Percentage of Outstanding Shares	Class	Certificate Number

[GRANTOR]

By:
Name:
Title:

EMPERY TAX EFFICIENT, LP,
as the Collateral Agent

By:
Name:
Title:

Exh - B

EXHIBIT C

FORM OF SECURITY AGREEMENT SUPPLEMENT

[Date of Security Agreement Supplement]

EMPERY TAX EFFICIENT, LP, as Collateral Agent (the “Collateral Agent”) [Address]

Ladies and Gentlemen:

Reference hereby is made to (i) the Securities Purchase Agreement, dated as of October [  ], 2021, by and among MusclePharm Corporation, a Nevada corporation (the “Company”) and each party listed as a “Buyer” on the Schedule of Buyers (as such schedule may be amended, restated or otherwise modified from time to time) attached thereto, each a “Buyer”, and collectively, the “Buyers”) and (ii) the Pledge and Security Agreement, dated as of October [  ], 2021 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Security Agreement”), made by the Grantors from time to time party thereto in favor of the Collateral Agent. Capitalized terms defined in the Securities Purchase Agreement, the Notes or the Security Agreement and not otherwise defined herein are used herein as defined in the Securities Purchase Agreement, the Notes or the Security Agreement, as applicable.

SECTION 1. Grant of Security. The undersigned hereby grants to the Collateral Agent, for the ratable benefit of the Collateral Agent and the Buyers, a security interest in, all of its right, title and interest in and to all of the Collateral (as defined in the Security Agreement) of the undersigned, whether now owned or hereafter acquired by the undersigned, wherever located and whether now or hereafter existing or arising, including, without limitation, the property and assets of the undersigned set forth on the attached supplemental schedules to the Schedules to the Security Agreement.

SECTION 2. Security for Obligations. The grant of a security interest in the Collateral by the undersigned under this Security Agreement Supplement and the Security Agreement secures the payment of all Obligations of the undersigned now or hereafter existing under or in respect of the Transaction Documents, whether direct or indirect, absolute or contingent, and whether for principal, reimbursement obligations, interest, premiums, penalties, fees, indemnifications, contract causes of action, costs, expenses or otherwise. Without limiting the generality of the foregoing, each of this Security Agreement Supplement and the Security Agreement secures the payment of all amounts that constitute part of the Obligations and that would be owed by the undersigned to the Collateral Agent or any Buyer under the Transaction Documents but for the fact that such Obligations are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving a Grantor.

SECTION 3. Supplements to Security Agreement Schedules. The undersigned has attached hereto supplemental Schedules I through VIII to Schedules I through VIII, respectively, to the Security Agreement, and the undersigned hereby certifies, as of the date first above written, that such supplemental Schedules have been prepared by the undersigned in substantially the form of the equivalent Schedules to the Security Agreement, and such supplemental Schedules include all of the information required to be scheduled to the Security Agreement and do not omit to state any information material thereto.

Exh - C

SECTION 4. Representations and Warranties. The undersigned hereby confirms that the representations and warranties set forth in Section 5 of the Security Agreement (as supplemented by the attached supplemental Schedules) are true and correct in all material respects as to the undersigned as of the date hereof, except to the extent that any such representation or warranty expressly relates solely to an earlier date (in which case such representation or warranty shall be true and correct in all material respects on and as of such earlier date).

SECTION 5. Obligations Under the Security Agreement. The undersigned hereby agrees, as of the date first above written, to be bound as a Grantor by all of the terms and provisions of the Security Agreement to the same extent as each of the other Grantors. The undersigned further agrees, as of the date first above written, that each reference in the Security Agreement to an “Additional Grantor” or a “Grantor” shall also mean and be a reference to the undersigned.

SECTION 6. Transaction Document. In addition to and without limitation of any of the foregoing, this Security Agreement Supplement shall be deemed to be a Transaction Document within the meaning of the Securities Purchase Agreement. SECTIONS 13(i) (GOVERNING LAW), 13(j) (CONSENT TO JURISDICTION; SERVICE OF PROCESS AND VENUE) AND 13(k) (WAIVER OF JURY TRIAL, ETC.) OF THE SECURITY AGREEMENT ARE HEREBY INCORPORATED BY REFERENCE AND MADE A PART HEREOF, MUTATIS MUTANDIS.

Very truly yours,

[NAME OF ADDITIONAL GRANTOR]

Name:
By:
Title:
Acknowledged and Agreed: EMPERY TAX EFFICIENT, LP,
as Collateral Agent

By:
Name:
Title:

Exh - C